                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                              (AMENDMENT NO. N/A)

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ / Preliminary Proxy Statement



/X/ Definitive Proxy Statement


/ / Definitive Additional Materials

/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         PORTAGE INDUSTRIES CORPORATION
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                (Name of Registrant as Specified in its Charter)

                         PORTAGE INDUSTRIES CORPORATION
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                   (Name of person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/ / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).


/X/ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.



(1) Title of each class of securities to which transaction applies:


    Common Stock, $.01 par value per share

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(2) Aggregate number of securities to which transaction applies:


    2,406,600 shares outstanding, plus an additional 125,217 option shares
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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined):


    $6.60 per share
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(4) Proposed maximum aggregate value of transaction:


    $16,384,295.08

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(5) Total fee paid:


    $3,276.86 ($3,153.11 paid previously with preliminary materials)

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/ / Fee paid previously with preliminary materials


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/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

(1) Amount Previously Paid:

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(2) Form, Schedule or Registration Statement No.:

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(3) Filing Party:

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(4) Date Filed:

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

PORTAGE INDUSTRIES CORPORATION
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1325 Adams Street
Portage, WI 53901
(608) 742-7123
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DEAR STOCKHOLDER:


You are cordially invited to attend a Special Meeting of the Stockholders (the "Special Meeting") of Portage Industries Corporation (the "Company"), to be held at the Ridge Motor Inn, Portage, Wisconsin on Thursday, May 9, 1996 at 10:00 a.m. local time. A notice of the Special Meeting, a proxy statement and related information about the Company and a proxy card are enclosed. All holders of the Company's outstanding shares of common stock, par value $.01 per share ("Common Stock") as of Monday, April 1, 1996 (the "Record Date") will be entitled to notice of and to vote at the Special Meeting.



At the Special Meeting, you will be asked to consider and to vote upon a proposal to approve and adopt an Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 22, 1996, by and among the Company, Spartech Corporation ("Spartech") and Spartech Plastics, Inc., a wholly-owned subsidiary of Spartech ("Mergeco") and the transactions contemplated thereby. Pursuant to the Merger Agreement, Mergeco will be merged with and into the Company and the Company will be the surviving corporation (the "Merger"). If the Merger Agreement is approved and the Merger becomes effective, each outstanding share of Common Stock of the Company (other than dissenting shares and Common Stock owned by the Company, Mergeco, Spartech or its subsidiaries) will automatically be converted into the right to receive $6.60 in cash, without interest and each outstanding share of Mergeco will automatically be converted into and become one share of the Company. Approval of the Merger requires the affirmative vote of the holders of a majority of all outstanding shares of Common Stock voting as a group. To the Company's knowledge after reasonable inquiry, each of the Company's executive officers and directors, holding in the aggregate 33,786 shares of Common Stock (approximately 1.5% of the outstanding shares of Common Stock), currently intends to vote all shares of Common Stock held of record or beneficially owned by such person for approval and adoption of the Merger Agreement. Pursuant to certain agreements dated January 26, 1996, between Spartech and each of Allstate Insurance Company and Madison Allen Self, (the "Stock Option Agreements"), stockholders holding approximately 35% of the outstanding shares of Common Stock have each granted Spartech an irrevocable option to purchase such shares for 120 days at a purchase price of $6.60 per share and have each agreed to deliver to Spartech in connection with any such purchase, at its request, an irrevocable proxy to vote such shares in its sole discretion at any meeting of the stockholders of the Company. The Company believes that as a result of the Stock Option Agreements, stockholders holding approximately 35% (in addition to the approximately 1.5% owned by officers and directors) of the outstanding shares of Common Stock will vote in favor of the Merger.


Details of the proposed Merger and other important information are set forth in the accompanying Notice of Special Meeting and Proxy Statement, each of which you are urged to read carefully.


YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AND HAS DETERMINED THAT THE MERGER AGREEMENT IS FAIR TO AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS, AND RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.



Your vote is important. Whether or not you plan to attend the Special Meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. Failure to return a properly executed proxy card or to vote at the Special Meeting will have the same effect as a vote against the Merger. If you attend the Special Meeting, you may revoke such proxy and vote in person if you wish, even if you have previously returned your proxy card. PLEASE DO NOT SEND US YOUR STOCK CERTIFICATES AT THIS TIME. If the merger is consummated, you will receive a transmittal form and instructions for the surrender of your shares and payment with respect thereto.


                                      Very truly yours,


                                      /s/ Anthony J. Lisauskas


                                      Anthony J. Lisauskas
                                      President & Chief Executive Officer

PORTAGE INDUSTRIES CORPORATION
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NOTICE OF SPECIAL MEETING

OF SHAREHOLDERS TO BE HELD MAY 9, 1996


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TO STOCKHOLDERS OF PORTAGE INDUSTRIES CORPORATION:


A special meeting of the stockholders of Portage Industries Corporation (the "Company"), will be held at the Ridge Motor Inn, Portage, Wisconsin on Thursday, May 9, 1996 at 10:00 a.m., local time (the "Special Meeting"), to consider and act upon the following matters:



1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 22, 1996, by and among the Company, Spartech Corporation ("Spartech") and Spartech Plastics, Inc., a wholly-owned subsidiary of Spartech ("Mergeco") and the transactions contemplated by the Merger Agreement. As more fully described in the accompanying Proxy Statement, the Merger Agreement provides that (i) Mergeco will be merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation; (ii) the Company will therefore become a wholly-owned subsidiary of Spartech; (iii) each outstanding share of common stock, par value $.01 per share, of the Company (other than dissenting shares and shares owned by the Company, Mergeco, Spartech or its subsidiaries), will be converted into the right to receive $6.60 in cash; and (iv) each outstanding stock option to acquire Common Stock will be converted into the right to receive cash in an amount equal to the difference between $6.60 and the exercise price of such option, without interest. A copy of the Merger Agreement is attached as Exhibit A to the Proxy Statement accompanying this notice.


2. The transaction of such other business as may properly come before the Special Meeting or any adjournment or adjournments thereof.


The Merger Agreement and the Merger have been approved and adopted by the Board of Directors of the Company (the "Board"). The Board has carefully reviewed and considered the terms and conditions of the proposed Merger and the Merger Agreement and the Board believes the Merger and the Merger Agreement are fair to and in the best interests of the Company and its stockholders. Following the Merger, the former holders of the Common Stock will no longer have an opportunity to continue their interests in the Company and therefore will not share in its future earnings and potential growth. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADOPTION AND APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER.


Under the Delaware General Corporation Law (the "DGCL") and the Company's Certificate of Incorporation and Bylaws, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon is required to approve and adopt the Merger Agreement and the Merger. Pursuant to certain agreements dated January 26, 1996, between Spartech and Allstate Insurance Company and Madison Allen Self, respectively, (the "Stock Option Agreements"), stockholders holding approximately 35% of the outstanding shares of Common Stock have each granted Spartech an irrevocable option to purchase such shares for 120 days at a purchase price of $6.60 per share and have each agreed to deliver to Spartech in connection with any such purchase, at its request, an irrevocable proxy to vote such shares in its sole discretion at any meeting of the stockholders of the Company. Copies of the Stock Option Agreements are attached as Exhibits C & D to the Proxy Statement that accompanies this Notice.

Only stockholders of the Company of record at the close of business on Monday, April 1, 1996 shall be entitled to notice of and to vote at the Special Meeting and any adjournment thereof.

If the Merger is consummated, any stockholder of the Company who does not vote in favor of adoption and approval of the Merger Agreement and the Merger and who complies with the requirements of Section 262 of the DGCL shall be entitled to an appraisal of the fair value of their shares of Common Stock. See "RIGHTS OF DISSENTING STOCKHOLDERS" in the accompanying Proxy Statement for a statement of the appraisal rights of stockholders and a description of the procedures required to be followed by them to obtain appraisal of their shares of Common Stock.

Whether or not you plan to attend the Special Meeting, please read the attached Proxy Statement carefully. Please complete, sign and mail the enclosed proxy in the accompanying postage prepaid envelope. If you later desire to revoke or change your proxy for any reason, you may do so at any time before the voting by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Special Meeting and voting in person.


PLEASE DO NOT SEND ANY CERTIFICATES FOR YOUR COMMON STOCK AT THIS TIME. You will receive instructions regarding the surrender of your stock certificate(s) and receive a payment for your shares of Common Stock after the Merger is effective.


                                      By Order of the Board of Directors


                                      /s/ Mark E. Showers


                                      Mark E. Showers, Secretary

Portage, Wisconsin

April 16, 1996

PORTAGE INDUSTRIES CORPORATION
1325 ADAMS STREET
PORTAGE, WISCONSIN 53901

PROXY STATEMENT
- --------------------------------------------------------------------------------


This Proxy Statement is being furnished to the stockholders of Portage Industries Corporation (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors (the "Board of Directors") for a Special Meeting of Stockholders to be held on Thursday, May 9, 1996 at 10:00 a.m., local time, at the Ridge Motor Inn, Portage, Wisconsin (the "Special Meeting"). At the Special Meeting, the stockholders of the Company will consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger dated February 22, 1996, (the "Merger Agreement"), among the Company, Spartech Corporation ("Spartech") and Spartech Plastics, Inc. ("Mergeco"). If the Merger is consummated, Mergeco will be merged into the Company, with the Company being the surviving corporation. Pursuant to the Merger Agreement, each outstanding share of the Company's common stock, $.01 par value per share (the "Common Stock"), (other than dissenting shares and shares owned by the Company, Mergeco, Spartech or its subsidiaries) will be converted into the right to receive $6.60 per share in cash, without interest. Each outstanding share of Mergeco common stock will be converted into one share of the Company's common stock and the Company will become a wholly-owned subsidiary of Spartech.


As a result of the Merger, the Company's stockholders will not have an opportunity to continue their equity interest in the Company as an ongoing corporation and, therefore, will not share in the future earnings and potential growth of the Company, if any.

The consummation of the Merger is subject to approval by the holders of a majority of the outstanding shares of Common Stock and to certain other conditions, all as more fully described in this Proxy Statement. See "THE MERGER" and "THE MERGER AGREEMENT".

The Board of Directors has unanimously approved the Merger Agreement, has determined that the Merger Agreement is fair to and in the best interests of the Company and its stockholders and recommends that you vote FOR approval and adoption of the Merger Agreement.

It is not expected that any matter other than the approval and adoption of the Merger Agreement will be brought before the Special Meeting. If, however, any other matters are properly presented at the Special Meeting, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.


NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON.



THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.



This Proxy Statement was first mailed to Stockholders on April 16, 1996.

TABLE OF CONTENTS
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
                                                                                        PAGE
                                                                                        ----
SUMMARY..............................................................................     4
  THE SPECIAL MEETING................................................................     4
     Date, Time and Place............................................................     4
     Purpose of the Special Meeting..................................................     4
  Quorum; Required Vote; Record Date.................................................     4
  THE PARTIES........................................................................     4
  THE MERGER.........................................................................     5
     Certain Effects of the Merger...................................................     5
     Background of the Merger........................................................     5
     Recommendation of the Board of Directors........................................     5
     Accounting Treatment............................................................     6
  THE MERGER AGREEMENT...............................................................     6
     Effective Time..................................................................     6
     Procedures for Exchange of Certificates.........................................     6
     Conditions to Consummation of the Merger........................................     6
     Termination of the Merger Agreement.............................................     6
     Amendments to the Merger Agreement..............................................     7
  DISSENTERS' RIGHTS.................................................................     7
  STOCK OPTION AGREEMENTS............................................................     7
  INTERESTS OF CERTAIN PERSONS IN THE MERGER.........................................     7
  FEDERAL INCOME TAX CONSEQUENCES....................................................     7
COMPARATIVE MARKET PRICE DATA........................................................     8
SELECTED FINANCIAL DATA OF THE COMPANY...............................................     9
INTRODUCTION.........................................................................    11
  General............................................................................    11
  Proposal to be Considered at Special Meeting.......................................    11
  Voting Rights; Vote Required for Approval..........................................    11
  Proxies............................................................................    12
THE MERGER...........................................................................    13
  General............................................................................    13
  Effects of the Merger..............................................................    13
  Background; Reasons for the Merger; Recommendation of the Board of Directors.......    14
  Accounting Treatment...............................................................    19
  Source and Amount of Funds.........................................................    19
THE MERGER AGREEMENT.................................................................    19
  General............................................................................    19
  Effective Time.....................................................................    20
  Consideration to be Received by Stockholders.......................................    20
  Representations and Warranties.....................................................    21
  Covenants..........................................................................    21
  Conditions to Consummation of the Merger...........................................    22
  Termination........................................................................    22
  Termination Fee....................................................................    22
  Amendments and Waivers.............................................................    23
  Expenses...........................................................................    23
RIGHTS OF DISSENTING STOCKHOLDERS....................................................    23
REGULATORY APPROVALS.................................................................    26
STOCK OPTION AGREEMENTS..............................................................    26
INTERESTS OF CERTAIN PERSONS IN THE MERGER...........................................    26

                                                                                        PAGE
                                                                                        ----
STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS..........................    27
CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO THE COMPANY'S
  STOCKHOLDERS.......................................................................    28
OTHER MATTERS........................................................................    29
PROPOSALS BY HOLDERS OF COMMON STOCK.................................................    29
EXPENSES OF SOLICITATION.............................................................    29
INDEPENDENT PUBLIC ACCOUNTANTS.......................................................    30
AVAILABLE INFORMATION................................................................    30
INFORMATION INCORPORATED BY REFERENCE................................................    30

SUMMARY
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The following is a summary of certain information contained elsewhere in this
Proxy Statement. The following summary is not intended to be complete and is qualified in its entirety by reference to the more detailed information contained in this Proxy Statement, in the materials accompanying this Proxy Statement and in the Exhibits hereto. Stockholders are urged to review the entire Proxy Statement and accompanying materials carefully and in their entirety.

THE SPECIAL MEETING
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Date, Time and Place. The Special Meeting will be held on Thursday, May 9, 1996 at 10:00 a.m., local time, at the Ridge Motor Inn, Portage, Wisconsin.


Purpose of the Special Meeting. At the Special Meeting, stockholders will consider and vote upon a proposal to approve and adopt the Merger Agreement, a copy of which is attached as Exhibit A to this Proxy Statement. The Merger Agreement provides for the merger of Mergeco into the Company (the "Merger"), such that the Company, as the surviving corporation (the "Surviving Corporation"), would become a wholly-owned subsidiary of Spartech Corporation. The Company's stockholders will also consider any other business that may properly come before the Special Meeting. See "INTRODUCTION -- Proposal to be Considered at Special Meeting".

Quorum; Required Vote; Record Date. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock at the Special Meeting is necessary to constitute a quorum at the Special Meeting. Pursuant to the Delaware General Corporation Law ("DGCL") and the Company's By-laws, approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. The close of business on Monday, April 1, 1996 (the "Record Date") has been fixed as the record date for determining holders of shares entitled to vote at the Special Meeting. Only holders of Common Stock on the Record Date will be entitled to notice of and to vote at the Special Meeting. On the Record Date, there were 2,269,100 outstanding shares of Common Stock, with each share entitled to cast one vote at the Special Meeting. See "INTRODUCTION -- Voting Rights; Vote Required for Approval".

THE PARTIES
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SPARTECH CORPORATION. Spartech Corporation, a Delaware corporation ("Spartech"), which pursuant to the Merger will become the parent of the Company, is engaged primarily in two lines of the plastics processing business: (i) the sale of extruded sheet and rollstock to various manufacturers which use the plastic components in a variety of products such as vehicle interiors, signs, spas and showers, food packaging, burial vault liners, boats and private watercraft, and refrigerators; and (ii) the sale of specialty alloys, compounds and color concentrates principally to manufacturers of specialized footwear, shutters, loose-leaf binders, cosmetic packaging products, and numerous other custom plastic applications. For the fiscal year ended October 28, 1995, Spartech had net sales of $352.3 million and total net earnings of $14.5 million. Spartech's common stock is traded on the New York Stock Exchange under the symbol "SEH".
The principal executive offices of Spartech are located at 7733 Forsyth, Suite 1450, Clayton, Missouri, 63105-1817 and its telephone number is (314) 721-4242. All information contained in this Proxy Statement with respect to Spartech and its subsidiaries, including Mergeco, has been supplied by Spartech for inclusion herein and has not been independently verified by the Company.

SPARTECH PLASTICS, INC. Spartech Plastics, Inc., a Delaware corporation ("Mergeco") is a wholly-owned subsidiary of Spartech, formed solely for the purpose of the Merger. Mergeco has not engaged in any business activity unrelated to the Merger. The principal executive offices of Mergeco are located at the offices of Spartech and the telephone number is the same.

PORTAGE INDUSTRIES CORPORATION. Portage Industries Corporation, a Delaware Corporation (the "Company") is engaged in the business of manufacturing and marketing extruded and barrier coextruded plastic sheet/rollstock which is sold to customers for use in the manufacture of a wide range of products, including packaging for food and dairy products, parts for automotive and recreational vehicles, farm equipment components, environmental products, lawn and garden products, agricultural products, home improvement products and medical devices and pharmaceuticals. The Common Stock is traded on the American Stock Exchange under the symbol "PTG". The principal executive offices of the Company are located at 1325 Adams Street, Portage, Wisconsin, 53901, and the telephone number is (608) 742-7123.

THE MERGER
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Upon the terms and subject to the conditions of the Merger Agreement, Mergeco will merge with and into the Company, with the Company being the Surviving Corporation. Mergeco will cease to exist and the Surviving Corporation will become a wholly-owned subsidiary of Spartech. If the Merger is consummated, each outstanding share of Common Stock other than shares (collectively, "Excluded Shares") (i) owned directly or indirectly by Spartech, Mergeco or any direct or indirect wholly-owned subsidiary of Spartech; (ii) held by the Company as treasury shares; and (iii) held by stockholders who comply with the provisions of the DGCL regarding the right of stockholders to dissent from the Merger ("Dissenting Shares") will be converted into the right to receive from Spartech $6.60 in cash, without interest (the "Merger Consideration"). Spartech intends to fund payment of the Merger Consideration through borrowings from Spartech's existing bank facility. All Excluded Shares other than Dissenting Shares will be canceled without consideration. Each outstanding share of Mergeco's common stock will be converted into one share of common stock of the Surviving Corporation. See "INTRODUCTION -- Proposal to be Considered at Special Meeting" and "THE MERGER -- Effects of the Merger". Holders of Dissenting Shares will be entitled to receive from the Surviving Corporation a cash payment in the amount of the "fair value", of such shares, determined in the manner provided in Section 262 of the DGCL. See "RIGHTS OF DISSENTING STOCKHOLDERS".

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  Certain Effects Of The Merger

As a result of the Merger, Spartech will acquire the entire equity interest in the Company. Therefore, following the Merger the present holders of the Common Stock will no longer have an equity interest in the Company and will no longer share in future earnings and growth of the Company, if any, the risks associated with achieving such earnings and growth, or the potential to realize greater value for their Common Stock through divestitures, strategic acquisitions or other corporate opportunities that may be pursued by the Company in the future. Instead, each holder of Common Stock (other than holders of Excluded Shares) at the Effective Time (as hereinafter defined) will have the right to receive the Merger Consideration, and each holder of Dissenting Shares will have the right to receive the statutorily determined "fair value" for each Common Stock. The Common Stock will no longer be listed or traded on the American Stock Exchange and the registration of the Common Stock under the Securities Exchange Act of 1934 (the "Exchange Act") will be terminated. See "THE MERGER -- Effects of the Merger".

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  Background Of The Merger

For a discussion of events leading to the execution of the Merger Agreement, see "THE MERGER -- Background; Reasons for the Merger; Recommendation of the Board of Directors".

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  Recommendation Of The Board Of Directors

The Board of Directors has determined that the Merger and the Merger Consideration are fair to, and in the best interests of, the Company's stockholders. The Board of Directors has approved the Merger

- --------------------------------------------------------------------------------
Agreement and recommends that stockholders vote FOR the proposal to approve and adopt the Merger Agreement. See "THE MERGER -- Background; Reasons for the
Merger; Recommendation of the Board of Directors".

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  Accounting Treatment

The Merger will be accounted for under the purchase method of accounting by Spartech. See "THE MERGER -- Accounting Treatment".

THE MERGER AGREEMENT
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
  Effective Time

The Merger will become effective upon the filing of a Certificate of Merger with the Secretary of State of Delaware or at such later date specified in the Certificate of Merger. (the "Effective Time") The filing will occur as promptly as practicable (but not later than the first business day) after all conditions to the Merger contained in the Merger Agreement have been satisfied or waived. The Company, Spartech and Mergeco anticipate that the Merger will be consummated promptly following the Special Meeting. See "THE MERGER AGREEMENT -- General" AND "-- Effective Time".

- --------------------------------------------------------------------------------
  Procedures For Exchange Of Certificates


As soon as reasonably practicable after the Effective Time, a letter of transmittal and instructions for surrendering stock certificates evidencing shares of Common Stock (other than Excluded Shares) will be mailed to each holder of Common Stock for use in exchanging such holder's stock certificates for the Merger Consideration to which such holder is entitled as a result of the Merger. STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. See "THE MERGER AGREEMENT -- Consideration to be Received by Stockholders".


- --------------------------------------------------------------------------------
  Conditions To Consummation Of The Merger

The respective obligations of the Company, Spartech and Mergeco to effect the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of various closing conditions. Such conditions include, among others, the approval and adoption of the Merger Agreement by the holders of a majority of the outstanding shares of Common Stock, the receipt of all necessary government approvals and the correctness in all material respects of each of the representations and warranties of the parties to the Merger Agreement. In addition, Spartech is not obligated to consummate the Merger if the Stock Option Agreements (as hereinafter defined) do not remain in full force and effect through the Effective Time. See "THE MERGER AGREEMENT -- Conditions to Consummation of the Merger".

- --------------------------------------------------------------------------------
  Termination Of The Merger Agreement

The Merger Agreement may, under specified circumstances, be terminated and the Merger abandoned at any time prior to the Effective Time, notwithstanding approval of the Merger Agreement by the stockholders of the Company. Subject to certain limited exceptions, the Merger Agreement requires the Company to pay Spartech a termination fee of $250,000 if the Merger Agreement is terminated after an alternative proposal by a third party to acquire the Company. See "THE MERGER AGREEMENT -- Termination" and "-- Termination Fee".

- --------------------------------------------------------------------------------
  Amendments To The Merger Agreement

The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties. After approval of the Merger Agreement by the stockholders of the Company and without the further approval of such stockholders, no amendment will be approved by the Company which by law requires the approval of stockholders. See "THE MERGER AGREEMENT -- Amendments and Waivers."

DISSENTERS' RIGHTS
- --------------------------------------------------------------------------------

Under certain conditions and by complying with the specific procedures required by Section 262 of the DGCL, a copy of which has been attached hereto as Exhibit B, the Company's stockholders will have the right to dissent from the Merger, in which event they may be entitled to receive in cash the judicially determined "fair value" of their shares of Common Stock in lieu of the Merger Consideration. See "RIGHTS OF DISSENTING STOCKHOLDERS".

STOCK OPTION AGREEMENTS
- --------------------------------------------------------------------------------

Each of Allstate Insurance Company and Madison Allen Self, the owners of approximately 20.3% and 14.3%, respectively, of the outstanding shares of Common Stock, have each granted Spartech an irrevocable option to purchase such shares for 120 days at a purchase price of $6.60 per share and have each agreed to deliver to Spartech in connection with any such purchase, at its request, an irrevocable proxy to vote such shares in its sole discretion at any meeting of the stockholders of the Company. Copies of the Stock Option Agreements are attached as Exhibits C and D hereto and are incorporated herein by reference. See "STOCK OPTION AGREEMENTS".

INTERESTS OF CERTAIN PERSONS IN THE MERGER
- --------------------------------------------------------------------------------

In considering the recommendation of the Board of Directors with respect to the Merger Agreement and the transactions contemplated thereby, stockholders should be aware that certain members of management of the Company and the Board of Directors have certain interests in the Merger that are in addition to the interests of stockholders of the Company generally. See "INTERESTS OF CERTAIN PERSONS IN THE MERGER".

FEDERAL INCOME TAX CONSEQUENCES
- --------------------------------------------------------------------------------


The receipt of $6.60 in cash for each outstanding share of Common Stock (other than Excluded Shares) pursuant to the Merger will be a taxable transaction for federal income tax purposes under the Internal Revenue Code of 1986, as amended, and also may be a taxable transaction under applicable state, local, foreign and other tax laws. For federal income tax purposes, a stockholder of the Company will realize taxable gain or loss as a result of the Merger measured by the difference, if any, between the per share tax basis of such stockholder's Common Stock and $6.60. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO THE COMPANY'S STOCKHOLDERS".

COMPARATIVE MARKET PRICE DATA
- --------------------------------------------------------------------------------

The Common Stock is traded on the American Stock Exchange under the symbol "PTG". The following table sets forth the high and low sales price per share of the Common Stock on the American Stock Exchange for the periods indicated.


                                                                                      HIGH                   LOW
- --------------------------------------------------------------------------------------------------------------------------
1993
  First Quarter..............................................................     1 7/8                      1 1/2
  Second Quarter.............................................................     1 7/8                      1 1/2
  Third Quarter..............................................................     2 5/8                      1 3/4
  Fourth Quarter.............................................................     4 1/8                      2
1994
  First Quarter..............................................................     4 3/4                      3 3/8
  Second Quarter.............................................................     4 1/8                      3 3/8
  Third Quarter..............................................................     3 7/16                     2 7/8
  Fourth Quarter.............................................................     2 13/16                    2 5/16
1995
  First Quarter..............................................................     3 1/4                      2 9/16
  Second Quarter.............................................................     3                          2 5/8
  Third Quarter..............................................................     2 5/16                     2 11/16
  Fourth Quarter.............................................................     4 1/4                      2 1/4
1996
  First Quarter..............................................................     6 1/2                      3 9/16
  Second Quarter (through April 12, 1996)....................................     6 1/2                      6 5/16



On January 22, 1996, the last full day of trading prior to the announcement by the Company and Spartech of the Merger, the reported high and low sales prices per share of Common Stock were $4.625 and $4.25, respectively. On April 12, 1996, the last full day of trading prior to the printing of this Proxy Statement, there were no reported trades of Common Stock. On April 11, 1996, the only reported trades were at $6.375.


No dividends have been declared or paid on the Common Stock in 1996, and no dividends were declared or paid on the Common Stock in 1993, 1994 or 1995.

SELECTED FINANCIAL DATA OF THE COMPANY
- --------------------------------------------------------------------------------


Set forth below is a summary of certain selected financial data with respect to the Company excerpted or derived from the information contained in the Company's Annual Reports on Form 10-K for the fiscal years ended December 31, 1995, 1994 and 1993. More comprehensive financial information is included in such reports and other documents filed by the Company with the Securities and Exchange Commission (the "Commission"), and the following summary is qualified in its entirety by reference to such reports and other documents and all of the financial information (including any related notes) contained therein. Such reports and other documents may be inspected and copies may be obtained from the offices of the Commission. See "AVAILABLE INFORMATION". In addition, certain detailed financial information concerning the Company is contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as amended, a copy of which accompanies each copy of this Proxy Statement being provided to stockholders.


- --------------------------------------------------------------------------------
  SELECTED FINANCIAL DATA OF THE COMPANY
(In thousands, except per share data)

                                                                For the Year Ended
                                                                   December 31,
                                                ---------------------------------------------------
                                                 1995       1994       1993       1992       1991
- ---------------------------------------------------------------------------------------------------
STATEMENT OF OPERATIONS DATA
Net sales.....................................  $35,569    $31,973    $30,617    $24,623    $24,059
Cost of sales.................................   31,525     27,770     26,840     22,901     21,586
Gross profit..................................    4,044      4,203      3,777      1,722      2,473
Selling and administrative expenses...........    2,979      2,613      2,543      2,337      2,619
Interest Expense -- net.......................      220        287        492        573        680
Other (Income) Expense -- net.................       24        190       (225)        42         15
Income before income taxes....................      821      1,113        967     (1,230)      (841)
Income tax provision..........................      340        449        406       (396)      (229)
Cumulative effect of change in accounting
  principle...................................       --         --         --        514         --
Net income (loss).............................      481        664        561       (320)      (612)
Net income per common share...................      .21        .29        .25       (.14)      (.27)
Weighted average shares outstanding...........    2,269      2,267      2,261      2,250      2,247

- ----------------------------------------------------------------

                                                 1995       1994
- ---------------------------------------------------------------------------------------------------
SUMMARY BALANCE SHEET DATA
ASSETS
Current assets Cash and cash equivalents......  $   186    $   137
Accounts receivable, net......................    3,065      3,026
Inventories...................................    3,456      3,359
Other current assets..........................      329        282
Total current assets..........................    7,036      6,804
Property, plant and equipment.................   13,186     12,352
Less accumulated depreciation.................    7,897      6,793
Net property, plant and equipment.............    5,289      5,559
Goodwill......................................    4,134      4,134
Less accumulated amortization.................    1,309      1,205
Net goodwill..................................    2,825      2,929
Other assets..................................       86        109
Total assets..................................   15,236     15,401
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities Notes payable.............      500        800
Current portion of long-term debt.............      550        550
Accounts payable..............................    4,221      3,906
Accrued expenses: Compensation................      181        304
Other.........................................      222        161
Deferred Income Taxes.........................      158        203
Total current liabilities.....................    5,832      5,924
Long-term debt................................    1,700      2,250
Deferred income taxes.........................      206        215
Total liabilities.............................    7,738      8,389
STOCKHOLDERS' EQUITY
Preferred stock, $.25 par value, 1,000,000
  shares authorized, none issued Common stock,
  $.01 par value, 10,000,000 shares
  authorized; 2,269,100 and 2,266,725 issued
  and outstanding for 1995 and 1994,
  respectively................................       23         23
Additional paid-in capital....................    7,894      7,889
Accumulated deficit...........................     (419)      (900)
Total stockholders' equity....................    7,498      7,012
Total liabilities and stockholders' equity....   15,236     15,401
Book Value per Common Share...................     3.30       3.09

INTRODUCTION
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
  General


This Proxy Statement is furnished to the holders of outstanding shares of Common Stock in connection with the solicitation of proxies by the Board of Directors of the Company for the Special Meeting to be held on Thursday, May 9, 1996 at 10:00 a.m. local time at the Ridge Motor Inn, Portage, Wisconsin. Shares of Common Stock represented by properly executed proxies received by the Company will be voted at the Special Meeting or any adjournment thereof in accordance with the terms of such proxies, unless revoked. Proxies may be revoked at any time prior to the voting thereof by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Special Meeting and voting in person.


- --------------------------------------------------------------------------------
  Proposal To Be Considered At The Special Meeting

At the Special Meeting, the stockholders of the Company will consider and vote upon a proposal to approve and adopt the Merger Agreement.


The Merger Agreement provides for the merger (the "Merger") of Mergeco into the Company, with the Company being the surviving corporation (the "Surviving Corporation"). Mergeco will then cease to exist and the Surviving Corporation will become a wholly-owned subsidiary of Spartech. If the Merger is consummated,
(i) each outstanding share of Common Stock other than Excluded Shares will be converted into the right to receive from Spartech $6.60 in cash, without interest (the "Merger Consideration"); (ii) all Common Stock held by the Company as treasury shares and all Common Stock owned by Mergeco and Spartech or its subsidiaries will be canceled without consideration; (iii) each outstanding stock option to acquire Common Stock will be converted into the right to receive cash in an amount equal to the difference between $6.60 and the exercise price of such option, without interest; and (iv) each outstanding share of Mergeco common stock will be converted into one share of common stock of the Surviving Corporation. Holders of Dissenting Shares will be entitled to receive from the Surviving Corporation in lieu of the Merger Consideration a cash payment in the amount of the "fair value" of such shares, determined in the manner provided in
Section 262 of the DGCL, but after the Effective Time (as hereinafter defined) such shares will not represent any interest in the Surviving Corporation other than the right to receive such cash payment. See "RIGHTS OF DISSENTING STOCKHOLDERS".


A copy of the complete text of the Merger Agreement is attached as Exhibit A to this Proxy Statement and is incorporated herein by reference. For a description of the terms of the Merger Agreement, see "THE MERGER AGREEMENT".

- --------------------------------------------------------------------------------
  Voting Rights; Vote Required For Approval

The close of business on Monday, April 1, 1996 (the "Record Date") has been fixed as the record date for determining holders of shares entitled to vote at the Special Meeting. Only holders of Common Stock on the Record Date will be entitled to notice of and to vote at the Special Meeting. On the Record Date, there were 2,269,100 outstanding shares of Common Stock, with each share entitled to cast one vote at the Special Meeting. Each share of Common Stock entitles its holder to one vote concerning all matters properly coming before the Special Meeting. Any stockholder entitled to vote may vote either in person or by duly authorized proxy. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum. Abstentions and broker non-votes (i.e., shares held by brokers in street name, voting on certain matters due to discretionary authority or instructions from the beneficial owner but not voting on other matters due to lack of authority to vote on such matters without instructions from the beneficial owner) are counted for the purpose of establishing a quorum. Under the DGCL and the Company's By-laws, the Merger Agreement must be approved by the holders

- --------------------------------------------------------------------------------
of at least a majority of the outstanding shares of Common Stock. Abstentions and broker non-votes have the same effect as a vote "AGAINST" the approval of the Merger. Votes will be tabulated by the Company's transfer agent, Firstar
Trust Company.

To the Company's knowledge after reasonable inquiry, each of the Company's executive officers and directors, holding in the aggregate 33,786 shares of Common Stock (approximately 1.5% of the outstanding shares of Common Stock), currently intends to vote all shares of Common Stock held of record or beneficially owned by such person for approval and adoption of the Merger Agreement. See "STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS". In addition, both Allstate Insurance Company and Madison Allen Self, the owners of approximately 20.3% and 14.3%, respectively, of the outstanding shares of Common Stock, have approved the terms of the Merger and have each granted Spartech an irrevocable option to purchase such shares for 120 days at a purchase price of $6.60 per share and have each agreed to deliver to Spartech in connection with any such purchase, at its request, an irrevocable proxy to vote such shares in its sole discretion at any meeting of the stockholders of the Company. See "STOCK OPTION AGREEMENTS". Except for the recommendation of the Board of Directors contained in this Proxy Statement, to the Company's knowledge after reasonable inquiry, no executive officer or director of the Company has made a recommendation to stockholders of the Company in support of or in opposition to the approval and adoption of the Merger Agreement.

- --------------------------------------------------------------------------------
  Proxies


All Common Stock represented by properly executed proxies received prior to or at the Special Meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH PROXIES WILL BE VOTED FOR THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT AND, IN THE DISCRETION OF THE PERSONS NAMED IN THE PROXY, ON SUCH OTHER MATTERS AS MAY PROPERLY BE PRESENTED AT THE SPECIAL MEETING.



A stockholder may revoke his or her proxy at any time prior to its use by delivering to the Secretary of the Company a signed notice of revocation or a later dated and signed proxy or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in itself constitute the revocation of a proxy. Common Stock represented by a properly completed, signed, dated and returned proxy will be treated as present at the meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. ANY PROPERLY EXECUTED PROXY MARKED "ABSTAIN" OR ANY ABSTENTION FROM THE SPECIAL MEETING WILL HAVE THE PRACTICAL EFFECT OF A VOTE AGAINST APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.



IF THE MERGER AGREEMENT IS APPROVED AND ADOPTED, DETAILED INSTRUCTIONS WITH REGARD TO THE SURRENDER OF CERTIFICATES, TOGETHER WITH A LETTER OF TRANSMITTAL, WILL BE FORWARDED TO FORMER STOCKHOLDERS OF THE COMPANY BY FIRSTAR TRUST COMPANY (THE "PAYING AGENT") PROMPTLY FOLLOWING THE EFFECTIVE TIME. STOCKHOLDERS SHOULD NOT SUBMIT THEIR CERTIFICATES TO THE PAYING AGENT UNTIL THEY HAVE RECEIVED THESE MATERIALS. PAYMENT OF THE MERGER CONSIDERATION WILL BE MADE TO THE FORMER STOCKHOLDERS OF THE COMPANY ENTITLED THERETO AS PROMPTLY AS PRACTICABLE FOLLOWING RECEIPT BY THE PAYING AGENT OF THEIR CERTIFICATES AND OTHER REQUIRED DOCUMENTS.


It is not expected that any matter other than the approval and adoption of the Merger Agreement will be brought before the Special Meeting. If, however, any other matters are properly presented at the Special

- --------------------------------------------------------------------------------
Meeting, including, among other things, consideration of a motion to adjourn the Special Meeting to another time or place, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

Proxies are being solicited by and on behalf of the Board of Directors. Expenses in connection with the solicitation of proxies will be borne by the Company. Upon request, the Company will reimburse brokers, dealers and banks, or their nominees, for reasonable expenses incurred in forwarding copies of the proxy material to the beneficial owners of Common Stock which such persons hold of record. Solicitation of proxies will be made principally by mail. Proxies may also be solicited in person, or by telephone or telegraph, by directors, officers and regular employees of the Company.


This proxy material is first being mailed to stockholders on or about April 16, 1996.


THE MERGER
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
  General

The following information describes certain material aspects of the Merger. This description does not purport to be complete and is qualified in its entirety by reference to the exhibits hereto, including the Merger Agreement, which is attached to this Proxy Statement as Exhibit A and is incorporated herein by reference. All stockholders are urged to read Exhibit A in its entirety. See also "THE MERGER AGREEMENT".

- --------------------------------------------------------------------------------
  Effects Of The Merger


Upon consummation of the Merger, (i) Mergeco will merge with and into the Company, Mergeco will cease to exist and the Company will be the Surviving Corporation; (ii) the Company will become a wholly-owned subsidiary of Spartech;
(iii) each share of Common Stock outstanding immediately prior to the Effective Time (other than Excluded Shares) will be converted, in a taxable transaction, into the right to receive $6.60 in cash, without interest; and (iv) each outstanding stock option to acquire Common Stock will be converted into the right to receive cash in an amount equal to the difference between $6.60 and the exercise price of such option, without interest. Therefore, following the Merger the present holders of the Common Stock will no longer have an equity interest in the Company and will no longer share in future earnings and growth of the Company, if any, the risks associated with achieving such earnings and growth, or the potential to realize greater value for their Common Stock through divestitures, strategic acquisitions or other corporate opportunities that may be pursued by the Company in the future.



As of the Record Date, there were 2,269,100 outstanding shares of Common Stock, 125,217 currently outstanding options to purchase Common Stock and one outstanding warrant to purchase 137,500 shares of Common Stock. Subsequent to the Record Date, the holder of the one outstanding warrant to purchase 137,500 shares of Common Stock exercised such warrant and the Company issued 137,500 shares of Common Stock in satisfaction thereof, which shares will not be entitled to notice of, or to vote at, the Special Meeting. The issuance of such shares resulted in a total of 2,406,600 shares of Common Stock being outstanding on April 15, 1996. Assuming that no additional Common Stock or stock options are outstanding at the Effective Time, then, upon consummation of the Merger, holders of Common Stock and stock options would be entitled to receive, in the aggregate, approximately $16.4 million.


Each certificate previously representing Common Stock (other than Excluded Shares) will thereafter represent only the right to receive the Merger Consideration (in the case of Dissenting Shares, the certificate will represent only the right to receive the statutorily determined "fair value" of such shares).

- --------------------------------------------------------------------------------
Certificates previously representing Common Stock may be exchanged for the Merger Consideration as provided below, without interest. All Excluded Shares (other than Dissenting Shares) will be canceled and no payment will be made with respect thereto.

The "fair value" of Dissenting Shares will be determined and paid as described in "RIGHTS OF DISSENTING STOCKHOLDERS".

As soon as practicable after the Effective Time, the Common Stock will be delisted, and will no longer be traded on, the American Stock Exchange and the registration of the Common Stock under the Exchange Act will be terminated.

For a description of the procedures for exchanging certificates representing shares of Common Stock, see "THE MERGER AGREEMENT -- Consideration to be Received by Stockholders".

- --------------------------------------------------------------------------------
  Background; Reasons For The Merger; Recommendation Of The Board Of Directors


For the past several years the Board of Directors has from time to time considered the Company's various strategic alternatives as part of its ongoing effort to enhance stockholder value. Among the alternatives explored were (i) continuing to operate the Company, with ongoing efforts to improve operating performance; (ii) growth of the Company's existing business or change in the mix of the Company's core business, either through internal growth and/or acquisition; and (iii) merging with a strategic or financial buyer.



As part of the Company's exploration of strategies to maximize stockholder value, directors of the Company have had discussions from time to time with other companies believed to be potentially interested in a business combination or similar transaction with the Company, although in the two years prior to 1995, no such discussions advanced beyond the preliminary stage.


In late 1994, Spartech contacted the Company and proposed a meeting between the two companies to discuss the possibility of a business combination or other transaction. The parties ultimately decided not to proceed at that time and no meeting was held.


In March 1995 a potential acquiror contacted the Company and asked to meet with the Board of Directors regarding a possible acquisition or business combination. On April 1, 1995 the Board of Directors met with the potential acquiror who presented to the Board an outline of terms regarding a potential transaction, whereby the outstanding stock of the Company would be acquired for cash at a price range of $4.00-$5.00 per share. The discussions continued for a few hours, and the potential acquiror then left the meeting. The Board of Directors discussed the terms that had been presented and unanimously agreed that the price range that was proposed was inadequate and that the terms that had been proposed did not constitute a formal offer and, accordingly, determined not to proceed further with the potential acquiror.


Within the next few weeks, representatives of the potential acquiror contacted representatives of the Company to determine whether the Company had an interest in further discussions. The Company responded that, among other things, the price proposed was too low and, absent a significant increase in the price being offered, the Company had no interest in pursuing further discussions. The potential acquiror did not increase the price for the proposed acquisition and, although subsequent telephone conversations occurred between representatives of the two companies, no further formal discussions were held between the two companies until December 1995.


In May 1995 members of the Board of Directors had preliminary discussions with two financial advisors for the purpose of considering whether to retain a financial advisor to assist the company in exploring alternatives for maximizing stockholder value. Neither of the financial advisors was retained by the Company.

BACKGROUND; REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS (Continued)
- --------------------------------------------------------------------------------
Also in May 1995, the Company contacted Spartech to discuss the possibility of a merger or other business combination between the two companies. Representatives of the Company met with a representative of Spartech, but no agreements were reached and no further discussions were held until December 1995.

In September 1995, the Board of Directors determined that a financial advisor should be retained to assist in the review of strategic alternatives.


The Board considered a number of candidates to serve as its financial advisor, and in October 1995, the Company retained Mesirow Financial, Inc. ("Mesirow") to assist the Company in exploring alternatives to maximize stockholder value. Mesirow is a nationally recognized investment banking firm and is regularly engaged in acquisitions and dispositions of businesses, the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Mesirow has not previously provided investment banking and financial advisory services to the Company.



Mesirow prepared a strategic alternative analysis (the "Analysis") presented to the Board of Directors on December 1, 1995, to assist the Board in further considering corporate finance issues and alternatives available to the Company. The Analysis was a preliminary presentation of the results of discussion among Mesirow and the management and board of directors of the Company as well as Mesirow's preliminary financial analysis of the alternatives available to the Company. The Analysis was based, to a significant degree, on estimates and assumptions about circumstances and events which had not yet taken place. Accordingly, as the Analysis stated, it was inherently subject to uncertainty and variation depending on evolving events. Mesirow did not give assurance to the Board that the predicted results in the Analysis and the related recommendations would be successful. The Analysis did not include the Company's financial results for the year ended December 31, 1995 nor the results of the subsequent decision by the Board to actively solicit offers for the purchase of the Company.



The Analysis presented certain strategic alternatives available to the Company; growth through acquisitions, sale of the Company, employee stock ownership plan, common stock offering, management buyout and conservative growth. For purposes of comparing the strategic alternatives, Mesirow determined that valuation based on operating cash flow was the most appropriate methodology.



Mesirow concluded that the Company's size, financial condition and performance history did not make the employee stock ownership and common stock offering alternatives viable options and recommended against pursuing them further. In addition, the Analysis considered the sale of the extrusion division to a third party, with a subsequent management buyout of the light gauge thermoforming operations. The Analysis focused on three of the remaining alternatives presented, growth through acquisitions, conservative growth and sale of the Company.



The conservative growth alternative was intended to demonstrate the course the Company would likely take as a stand-alone company assuming no dramatic actions (such as acquisitions) were taken and the Company's historical revenue growth and margins remained the same for the immediate future. Assumptions used in the conservative growth alternative included the following: (i) income statement estimates for the year ended December 31, 1995 were calculated by annualizing the September 30, 1995 year-to-date performance numbers; (ii) balance sheet working capital ratios were assumed to remain at 1994 levels; (iii) capital expenditures and depreciation numbers were annualized; (iv) extrusion business sales growth was assumed to be 5% per year; (v) light gauge thermoforming business sales growth was assumed to be 45% in 1996, 20% in 1997 and 1998 and 15% in 1999; (vi) gross margins were held constant; and (vii) selling and general and administrative expenses remained at the same percentage of sales. Mesirow applied a discounted cash flow analysis to determine the value if the Company were to grow based on the foregoing assumptions. Mesirow applied a weighted average cost of capital assuming

BACKGROUND; REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS (Continued)
- --------------------------------------------------------------------------------

50% debt and 50% equity. The cost of debt (after tax) was assumed to be 6.0%, the cost of equity was assumed to be 18%. Using these assumptions and applying the discounted cash flow analysis, Mesirow calculated a value of $3.20 per share.



The alternative of growth through acquisitions was based on a plan put forth by management. Management's plan assumed that the Company would establish a new thermoforming facility, acquire a privately held light gauge thermoforming company with approximately $5 million in revenues in 1997, and acquire a second privately held light gauge thermoforming company with approximately $7 million in revenues in 1999. Management also provided assumptions relating to capital expenditures, acquisition debt and leases. Mesirow noted that the acquisition growth plan had significant risk inasmuch as there was no assurance that acceptable targets could be located or would be willing to sell at a reasonable price. Additionally, if acquisitions were successfully completed, the chances that the target companies could be successfully integrated were uncertain. Most acquisition candidates would be less substantial than the Company in terms of size, market share, management expertise and financial position, and, thus, would be risky. For purposes of determining the value of the alternative of growth through acquisitions, the Analysis assumed that the income statement for the year ended December 31, 1995 would be calculated by annualizing the September 30, 1995 year-to-date performance, balance sheet working capital ratios would remain at 1994 levels, and capital expenditures (not relating to acquisitions) and depreciation numbers were annualized. Mesirow performed a discounted cash flow analysis to determine the value that would be created if management's assumptions were fulfilled. Other assumptions used by Mesirow were the same as the assumptions used in calculating value in the conservative growth alternative, except that, given the significant risk entailed, the cost of equity capital was assumed to be 30.0% and the cost of debt (after tax) was assumed to be 6.6%. Using these assumptions and discounted cash flow analysis, Mesirow calculated a value of $6.00 per share.



The third strategic alternative considered by Mesirow was a sale of the Company. Mesirow's research indicated that there was a significant amount of acquisition activity by larger plastics processors seeking to spread costs over a larger run of sizes or to broaden product lines. In addition, Mesirow noted that selling the Company was the most feasible method for current stockholders to obtain substantial liquidity for their investment in light of the illiquid market for the Company's stock. Mesirow observed that larger U.S. competitors were the most likely suitors. Mesirow applied cash flow multiples to the Company's 1994 operating cash flows based upon the valuation Mesirow concluded a financial buyer would utilize. Multiples of 5.0x and 7.0x were applied to operating cash flows, less debt, resulting in a preliminary value of $4.36 to $6.71, respectively, per share, if the Company were to be sold. Mesirow noted that a strategic buyer such as a competitor might pay a premium to the multiples used in the analysis.



Based on the strategic and financial analysis of the Company's current operations, Mesirow recommended that the Board of Directors solicit offers for the sale of the Company. Mesirow noted, among other things, that the Company competes primarily in a commodity business under severe price pressure in which competitors are able to produce product at a lower cost due to greater economies of scale which consist primarily of purchasing power for raw materials. In addition, the capital expenditures level required to remain competitive in the Company's business is significant, and the Company's competitors have superior financial resources. Mesirow noted that the alternative of growth through acquisitions was currently undefined and held a high risk level. On a risk-adjusted basis, Mesirow concluded the potential return to stockholders from the acquisition growth plan was insufficient.



During December 1995 Mesirow identified and contacted numerous potential acquirors. In addition to the potential purchasers identified by Mesirow, three other potential acquirors, including Spartech, and the potential acquiror that had met with the Board in April 1995 contacted the Company in December 1995. Each of these potential acquirors also executed a confidentiality agreement with the Company and received certain public information about the Company and its operations.

BACKGROUND; REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS (Continued)
- --------------------------------------------------------------------------------
On December 20, 1995, Spartech management visited the Company's facilities in Portage and met with management to discuss preliminarily the terms of an offer by Spartech to acquire the Company.

On January 12, 1996, Spartech management met again with Company representatives at the Company's facilities and discussed further terms of an offer by Spartech to acquire the Company.

The Company advised each potential acquiror that had executed a confidentiality agreement that all bids must be submitted on or before January 22, 1996. On January 19, 1996 the Board of Directors met to discuss, among other things, the status of the bidding process. During that meeting, Spartech delivered to the Board a draft letter of intent for the acquisition by Spartech of all of the issued and outstanding Company Stock for a price of $6.60 per share (the "Spartech Offer"). The Board discussed the Spartech Offer at length and approved in principle its terms, subject to review of the Offer by Company counsel.


On January 19, 1996 the Board also received an offer to purchase substantially all of the Company's machinery, equipment and inventory for a purchase price of approximately $9 million. The offer would have left the Company with the remaining assets, including real estate, and all of its liabilities and no continuing operations. The Board concluded that to sell or liquidate the remaining assets would be a time consuming transaction with uncertain results. After review of the terms and conditions of that offer, the Board concluded that the value to stockholders was substantially less than the Spartech Offer and informed the potential purchaser that the Company was not interested in further negotiations. During the time Company counsel was reviewing the Spartech Offer, the Company received another offer to purchase all of the outstanding Common Stock at a price range below the Spartech Offer. The Board considered the proposal and concluded that it was less favorable than the Spartech Offer and further negotiations were not warranted. Following review of the Spartech Offer by Company counsel and consideration of the other offers mentioned above, the Company executed a revised letter of intent with Spartech on January 22, 1996 providing for the acquisition by Spartech through a newly formed subsidiary of all of the issued and outstanding Common Stock for $6.60 per share in cash. Thereafter representatives of the Company, along with Mesirow and the Company's legal advisers, proceeded to negotiate with Spartech a definitive merger agreement.



The Board did not obtain an independent valuation of the fairness of the consideration offered by Spartech to the Company's stockholders. The Board's decision not to obtain a fairness opinion was based on the following factors:
(i) as described above, Company representatives had been in contact with a number of potential acquirors some of which, as previously described, made offers for all or a portion of Portage but none of which offered a purchase price or other consideration equal to that offered by Spartech. The Board believes that this process, which took place over a period of several months, also provided the Board a strong indication of market interest in and for the Company; (ii) the Board had gathered, both independently and with the assistance of Mesirow, information regarding the value of the Company; and (iii) Mesirow's conclusion that a sale of the Company was the alternative most likely to maximize stockholder value. The Board concluded, in light of these factors, that
(i) a fairness opinion would not provide significant additional information not already available to the Board; and (ii) the likely benefits of a fairness opinion to the Company's stockholders did not justify the cost to the Company and its stockholders of obtaining such an opinion.


On January 26, 1996, Allstate Insurance Corporation and Madison Allen Self, the owners of approximately 20.3% and 14.3%, respectively, of the outstanding shares of Common Stock, each granted Spartech an irrevocable option to purchase such shares for 120 days at a purchase price of $6.60 per share and each agreed to deliver to Spartech in connection with any such purchase, at its request, an irrevocable proxy to vote such shares in its sole discretion at any meeting of the stockholders of the Company. On February 22, 1996, the Board of Directors unanimously approved the Merger Agreement and it was executed by the Company and Spartech on that date.

BACKGROUND; REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS (Continued)
- --------------------------------------------------------------------------------

The Board of Directors has unanimously determined that the Merger is in the best interests of the Company's stockholders, unanimously approved the Merger Agreement and the transactions contemplated thereby and recommends that the Company's stockholders vote for the adoption of the Merger Agreement.



In reaching its conclusion to enter into the Merger Agreement and recommend adoption of the Merger Agreement by the Company's stockholders, the Board of Directors considered a number of factors, including without limitation, the following:



  (i)   The Analysis provided by Mesirow, which is summarized above;
 (ii) The consideration to be received by the stockholders in the Merger, including the facts (a) that the Merger Consideration involves all cash consideration without financing contingencies, (b) that the Merger
        Consideration represents a substantial premium over the market price of the Common Stock preceding announcement of the proposed Merger, and (c) that the Merger Consideration represents the high end of the valuation provided by Mesirow for sale of the Company;
(iii) Current market conditions and the relatively low recent historical market prices of the Common Stock;
 (iv) Knowledge of the business, operations, properties, assets, financial condition and operating results of the Company, as well as the fact that the Company's prospects for future growth without additional sources of capital are limited, as summarized from the Analysis;
  (v) The fact that the Company contacted several prospective purchasers over a period of several months, none of which prospective purchasers offered an aggregate purchase price competitive to the Spartech offer;
 (vi) The fact that the Company competes primarily in a commodity business under severe price pressures in which competitors are able to produce a product at lower cost due to greater economies of scale; and the fact that capital expenditures required to remain competitive in the Company's business are significant and most if not all of the Company's competitors have greater financial resources.
(vii) The terms and conditions of the Merger and the Merger Agreement, including the amount and form of the consideration described above as well as the parties' mutual representations, warranties and covenants, and the conditions to their respective obligations.



The Board also considered the possibility of a conflict of interest presented by the possibility of having a number of the executive officers and one of the directors being offered employment with the Surviving Corporation following the Merger and the fact that the Merger would deprive current stockholders of the Company of the opportunity to participate in the future potential growth of the Company. The Board believes that, by its use of separate legal counsel from Spartech in negotiating the terms of the Merger and by its hiring an independent financial advisor to advise it regarding the alternatives available to maximize stockholder value, it has addressed this potential conflict of interest in a manner designed to protect the best interests of the Company and its stockholders. The Board also recognized that three of the four directors of the Company had not been and would not be offered the possibility of employment with the Company or Spartech following the Merger.



The foregoing discussion of the information and factors considered by the Board of Directors is not meant to be exhaustive but is believed to include the material factors considered by the Board. In view of the wide variety of factors considered in connection with its evaluation of the terms of the Merger, the Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its conclusions. Based on the factors described above, the Board of Directors determined that the Merger is in the best interests of the Company's stockholders and preferable to the other alternatives considered, approved the Merger

BACKGROUND; REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS (Continued)
- --------------------------------------------------------------------------------
Agreement and the transactions contemplated by the Merger Agreement and certain related agreements and recommends that the stockholders of the Company vote for adoption of the Merger Agreement. Accordingly, THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR APPROVAL OF THE MERGER AGREEMENT.


The Board believes that all of the above factors support the Board's conclusion that the transaction is fair to the stockholders of the Company. In addition, the facts that (i) the consideration to be received by the stockholders of the Company represents the high end of the valuation provided by Mesirow for the sale of the Company; (ii) that the Company actively sought purchasers for all or a portion of the Company over a period of several months and the Spartech offer was greater than any other offer received by the Company; and (iii) that the uncertainty surrounding the ability of the Company to grow without additional sources of capital in such a way that would increase the value to stockholders, all support the Board's conclusion that the Merger is in the best interests of the Stockholders.



In the event that the Merger is not approved by the requisite vote of the Company's stockholders, the Company will continue its current operations and the Board will continue to consider the various strategic alternatives available to the Company as discussed above in an attempt to maximize stockholder value.


- --------------------------------------------------------------------------------
  Accounting Treatment

The Merger will be accounted for under the purchase method of accounting under which the total consideration paid in the Merger will be allocated among the Surviving Corporation's assets and liabilities based on the fair values of the assets acquired and liabilities assumed. At the Effective Time, the Company will become a wholly-owned subsidiary of Spartech.

- --------------------------------------------------------------------------------
  Source And Amount Of Funds


Spartech intends to fund payment of the Merger Consideration through use of borrowings from Spartech's existing bank facility. The aggregate cost to Spartech of acquiring all of the Common Stock in the Merger, making required payments to holders of stock options (see "INTERESTS OF CERTAIN PERSONS IN THE MERGER") and payment of its fees and expenses will be approximately $16.6 million.


THE MERGER AGREEMENT
- --------------------------------------------------------------------------------

The following discussion of the Merger Agreement is qualified in its entirety by reference to the complete text of the Merger Agreement, which is included in this Proxy Statement as Exhibit A (exclusive of all exhibits and schedules) and is incorporated herein by reference.

- --------------------------------------------------------------------------------
  General

The Merger Agreement provides for the merger of Mergeco into the Company. The Company will be the Surviving Corporation of the Merger, and, as a result of the Merger, Spartech will own all of the Surviving Corporation's common stock. In the Merger, holders of Common Stock other than Excluded Shares will receive the Merger Consideration described below. The Company, Spartech & Mergeco anticipate that the Merger will be consummated as soon as practicable after the Special Meeting.

- --------------------------------------------------------------------------------
  Effective Time

If the Merger Agreement is adopted by the requisite vote of the Company's stockholders and the other conditions to the Merger are satisfied (or waived to the extent permitted), the Merger will be consummated and become effective upon the filing of the Certificate of Merger with the Secretary of State of Delaware or at such later date as is specified in the Certificate of Merger (the "Effective Time"). It is anticipated that such Certificate of Merger will be filed as soon as reasonably practicable (but not later than the first business day) after the satisfaction of waiver of the conditions to the Merger contained in the Merger Agreement.

- --------------------------------------------------------------------------------
  Consideration To Be Received By Stockholders

In connection with the Merger, each outstanding share of Common Stock at the Effective Time (other than Excluded Shares) will be converted into the right to receive $6.60 in cash, without interest. All Excluded Shares other than Dissenting Shares will be canceled without consideration. Dissenting Shares will be converted to cash in the manner described in "RIGHTS OF DISSENTING STOCKHOLDERS".

As soon as reasonably practicable after the Effective Time, Spartech will instruct the Paying Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Common Stock other than Excluded Shares (the "Certificates") (i) a letter of transmittal in customary form (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates to the Paying Agent); and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent together with a letter of transmittal, duly executed, and any other documents as may be required pursuant to such instructions, the holder of a Certificate will be entitled to receive in exchange therefor the Merger Consideration and the Paying Agent will, as soon as practicable, pay the Merger Consideration to such stockholder by check or draft. In the event of a transfer of ownership of Common Stock which is not registered in the stock transfer records of the Company, it shall be a condition to such exchange that a Certificate representing the proper number of shares of Common Stock be presented by a transferee to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon surrender the Merger Consideration.

The Company, Spartech and Mergeco will not be liable to any holder of Common Stock for Merger Consideration delivered to a public official pursuant to any abandoned property, escheat or similar law.

At the Effective Time each of the outstanding shares of Mergeco will automatically be converted into one share of common stock, par value $.01 per share, of the Surviving Corporation.


STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES FOR COMMON STOCK WITH THE ENCLOSED PROXY CARD AND SHOULD NOT FORWARD THEIR STOCK CERTIFICATES TO THE PAYING AGENT WITHOUT A LETTER OF TRANSMITTAL.


After the Effective Time, the holder of a certificate formerly representing Common Stock will cease to have any rights as a stockholder of the Company, and such stockholder's sole right will be to receive the Merger Consideration with respect to such shares (or, in the case of Dissenting Shares, the statutorily determined "fair value"). If payment is to be made to a person other than the person in whose name the surrendered certificate is registered, it will be a condition of payment that the certificates so surrendered be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of such payment or establish to the satisfaction of the Surviving Corporation that such taxes have been paid or are not applicable. No

- --------------------------------------------------------------------------------
transfer of shares outstanding immediately prior to the Effective Time will be made on the stock transfer books of the Surviving Corporation after the Effective Time. Certificates formerly representing Common Stock presented to the Surviving Corporation after the Effective Time will be canceled in exchange for the Merger Consideration.

In no event will holders of Common Stock be entitled to receive payment of any interest on the Merger Consideration to be distributed to them in connection with the Merger.

- --------------------------------------------------------------------------------
  Representations And Warranties

The Merger Agreement contains various representations and warranties of the Company relating to, among other things, (a) corporate organization, existence, good standing and the power and authority of the Company to own and operate its properties and carry on its business; (b) the capital structure of the Company;
(c) corporate power and authority to enter into, and the due, valid and binding execution and delivery of, the Merger Agreement; (d) consents and approvals of public bodies; (e) the proper filing by the Company with the Commission of all required documents and the accuracy of the information contained in such documents; (f) the absence of certain changes concerning the Company; (g) the absence of litigation concerning the Company; (h) the employee relations and employee benefits of the Company; (i) the condition of the Company's assets; and
(j) certain matters pertaining to federal, state and local taxes.

- --------------------------------------------------------------------------------
  Covenants

Pursuant to the Merger Agreement, the Company has agreed that, except as expressly contemplated by the Merger Agreement or consented to in writing by Spartech, from the date of the Merger Agreement until the Effective Time, the Company shall (among other things):

     (a) not solicit or initiate or encourage any inquiries, proposals or offers from or participate in any discussions or negotiations with, or furnish any information to any potential buyer (other than Spartech) relating to the sale of the assets or securities of the Company; provided however, in certain circumstances, the Board of Directors may furnish information or enter into discussions or negotiations with any person or entity which makes an unsolicited bona fide "Alternative Proposal" (as hereinafter defined) or delivers an unsolicited, bona fide written expression of interest that could reasonably be expected to lead to an Alternative Proposal;

     (b) conduct its operations in the ordinary course of business and use reasonable efforts to preserve goodwill, keep available its employees and maintain satisfactory relationships with those persons having business relationships with it;

     (c) not effect any change in its capitalization, issue any stock, options, warrants or rights, purchase any outstanding stock, declare or pay any dividend or other distribution, or increase certain compensation or adopt any new employee benefit plan;

     (d) not dispose of any of its assets outside the ordinary course of business and not subject any of its assets to any lien or encumbrance; or

     (e) not make certain accounting changes, tax elections or compromise any material tax liability.

The Company has also agreed to take all necessary action to convene a meeting of its stockholders to consider and vote upon the Merger Agreement and to make to use its best efforts to take all such action as may be necessary or appropriate to effectuate the Merger, including cooperation in the preparation and filing of this Proxy Statement, expiration or termination of governmental filings and waiting period requirements, and execution of any additional instruments reasonably necessary to effect the transactions contemplated by the Merger Agreement.

- --------------------------------------------------------------------------------
  Conditions To Consummation Of The Merger

The obligations of the parties to effect the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of a number of conditions typical in acquisition transactions, including accuracy of representations and warranties; performance of all covenants; receipt of all necessary legal approvals, consents and clearances; and approval by holders of the necessary majority of the Company's outstanding shares. In addition, Spartech's obligation to close is conditioned upon:

     (a) the absence of any material adverse change in the condition of the Company;

     (b) the Stock Option Agreements remaining in full force and effect through the Effective Time;

     (c) certain employees of the Company entering into employment agreements with the Company; and

     (d) receipt by Spartech of a "comfort letter" from Coopers & Lybrand, the Company's independent accounting firm, in form and substance satisfactory to Spartech.

- --------------------------------------------------------------------------------
  Termination

The Merger Agreement may be terminated by either party, and the Merger abandoned at any time before the Effective Time, notwithstanding approval of the Merger Agreement by the stockholders of the Company: in the event that (i) the Merger is not consummated by June 30, 1996; (ii) the approval of the Company's stockholders is not obtained; (iii) any order, decree or ruling is issued by any court of competent jurisdiction which prohibits the transactions actions contemplated by the Merger Agreement.

The Merger Agreement may be terminated by the parties indicated below, and the Merger abandoned at any time before the Effective Time, notwithstanding approval of the Merger Agreement by the stockholders of the Company:

     (a) by mutual consent of the Company and Spartech;

     (b) by the Company, in the event that the Company receives an alternative proposal, not subject to any financing restrictions, which the Board of Directors (in the exercise of its fiduciary duties) determines to represent a financially superior transaction for the stockholders of the Company as compared to the Merger ("Alternative Proposal"), or in the event of certain non-performance or breach by Spartech; or

     (c) by Spartech, in the event that the Board of Directors withdraws or modifies its recommendation to stockholders regarding the Merger or accepts an Alternative Proposal, or in the event of a non-performance or breach by the Company of its obligations contained in the Merger Agreement.

- --------------------------------------------------------------------------------
  Termination Fee

In the event that the Company receives an Alternative Proposal and (i) the Merger Agreement is terminated pursuant to paragraph (b) or (c) above, or (ii) the Merger Agreement is terminated for any other reason (other than a breach of the Merger Agreement by Spartech) and the transaction contemplated by such Alternative Proposal is consummated on or before July 20, 1996, the Merger Agreement requires the Company to pay Spartech a termination fee of $250,000 (the "Termination Fee"). The Termination Fee, together with the reimbursement by the Company of 50% of the filing fees required under the HSR Act (as hereinafter defined) is the sole and exclusive remedy of Spartech upon any such termination of the Merger Agreement.

- --------------------------------------------------------------------------------
  Amendments And Waivers

The Merger Agreement may not be amended except by an instrument in writing signed on behalf of the Company and Spartech. At any time prior to the Effective Time, any party to the Merger Agreement may (a) extend the time for performance of any of the obligations or other acts of the other parties thereto, (b) waive inaccuracies in representations and warranties made to such party, or (c) waive compliance with covenants and agreements for the benefit of such party. After approval of the Merger Agreement by the stockholders of the Company, the Board of Directors will not, without first obtaining the further approval of the stockholders, approve any amendment which would require the approval of the Company's stockholders.

- --------------------------------------------------------------------------------
  Expenses

The Merger Agreement provides that, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses; except that all fees in connection with filings required under the HSR Act (as hereinafter defined) shall be borne by Spartech (with half of such fees to be reimbursed by the Company if the Merger Agreement is terminated for any reason).

RIGHTS OF DISSENTING STOCKHOLDERS
- --------------------------------------------------------------------------------

If the Merger is consummated, holders of shares are entitled to appraisal rights under Section 262 of the DGCL, provided that they comply with the conditions established by Section 262.


SECTION 262 OF THE DGCL IS REPRINTED IN ITS ENTIRETY AS EXHIBIT B TO THIS PROXY STATEMENT. THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW RELATING TO APPRAISAL RIGHTS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO
SECTION 262 OF THE DGCL ATTACHED AS EXHIBIT B. THIS DISCUSSION AND EXHIBIT B SHOULD BE REVIEWED CAREFULLY BY ANY HOLDER WHO WISHES TO EXERCISE STATUTORY APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO, AS FAILURE TO COMPLY WITH THE PROCEDURES SET FORTH HEREIN OR THEREIN WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS.


A record holder of Common Stock who makes the demand described below with respect to such Common Stock, who continuously is the record holder of such Common Stock through the Effective Time, who otherwise complies with the statutory requirements of Section 262 and who neither votes in favor of the approval and adoption of the Merger Agreement nor consents thereto in writing will be entitled to receive from the Company the fair value of such holder's Common Stock as determined in an appraisal proceeding conducted by the Delaware Court of Chancery (the "Delaware Court"). Except as set forth herein, stockholders of the Company will not be entitled to appraisal rights in connection with the Merger.

Under Section 262, if a merger is to be submitted for approval at a meeting of stockholders, as in the Special Meeting, not less than 20 days prior to the meeting, a constituent corporation must notify each of the holders of its stock for which appraisal rights are available that such appraisal rights are available and include in each such notice a copy of Section 262. This Proxy Statement constitutes such notice to the record holders of the Common Stock.

Holders of Common Stock who desire to exercise appraisal rights must not vote in favor of approval and adoption of the Merger Agreement and must deliver a separate written demand for appraisal to the Company BEFORE the vote by the stockholders of the Company on the Merger Agreement. A stockholder who signs and returns a proxy without expressly directing by checking the applicable boxes on the reverse side of the proxy card enclosed herewith that his or her Common Stock be voted against the proposal or that an abstention be registered with respect to his or her Common Stock in connection with the proposal will have thereby effectively waived his or her appraisal rights because, in the absence of express contrary instructions, such Common Stock will be voted in favor of the proposal. Accordingly, a stockholder who desires to perfect appraisal rights must either
(i) refrain from executing and returning the enclosed proxy card and from voting in person in favor of the proposal to approve the Merger Agreement or (ii) check either the "Against" or the "Abstain" box next to the proposal on such card or attend the Special Meeting and either affirmatively vote in person against the proposal or abstain from voting thereon. A demand for appraisal must be executed by or on behalf of the stockholder of record and must reasonably inform the Company of the identity of the stockholder of record and that such record stockholder intends thereby to demand appraisal of the Common Stock. A person having a beneficial interest in Common Stock that is held of record in the name of another person, such as a broker, fiduciary or other nominee, must act promptly to cause the record holder to follow the steps summarized herein properly and in a timely manner to perfect whatever appraisal rights are available. If the Common Stock is owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian) or other nominee, such demand must be executed by or for the record owner. If the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for the stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner.

A record owner, such as a broker, fiduciary or other nominee, who holds Common Stock as a nominee for others, may exercise appraisal rights with respect to the Common Stock held for all or less than all beneficial owners of shares as to which such person is the record owner. In such case, the written demand must set forth the number of shares of Common Stock covered by such demand. Where the number of shares of Common Stock is not expressly stated, the demand will be presumed to cover all shares outstanding in the name of such record owner.

A stockholder who elects to exercise appraisal rights should mail or deliver his or her written demand to Portage Industries Corporation, 1325 Adams Street, Portage, Wisconsin, 53901, Attention: Mark E. Showers, Secretary/Treasurer.

The written demand for appraisal should specify the stockholder's name and mailing address, the number of shares of Common Stock owned, and that the stockholder is thereby demanding appraisal of his or her Common Stock. A proxy or vote against the approval and adoption of the Merger Agreement will not by itself constitute such a demand. Within ten days after the Effective Time, the Surviving Corporation must provide notice of the Effective Time to all stockholders who have complied with Section 262.

Within 120 days after the Effective Time, either the Surviving Corporation or any stockholder who has complied with the required conditions of Section 262 may file a petition in the Delaware Court, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the Common Stock of all dissenting stockholders. There is no present intent on the part of the Surviving Corporation to file an appraisal petition and stockholders seeking to exercise appraisal rights should not assume that the Surviving Corporation will file such a petition or that the Surviving Corporation will initiate any petitions with respect to the fair value of such Common Stock. Accordingly, stockholders who desire to have their Common Stock appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. Within 120 days after the Effective Time, any stockholder who has theretofore complied with the applicable provisions of Section 262 will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares of Common Stock not voted in favor of the approval and adoption of the Merger Agreement and with respect to which demands for appraisal were received by the Company and the number of holders of such Common Stock. Such statement must be mailed within 10 days after the written request therefor has been received by the Surviving Corporation.

If a petition for an appraisal is timely filed, at the hearing on such petition the Delaware Court will determine which stockholders are entitled to appraisal rights. The Delaware Court may require the stockholders who have demanded an appraisal for their Common Stock and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; if any stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such stockholder. Where proceedings are not dismissed, the Delaware Court will appraise the Common Stock owned by such stockholders, determining the fair value of such Common Stock exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, under current case law, the Delaware Court is required to take into account all relevant factors. In WEINBERGER V. UOP INC., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company". The Delaware Supreme Court stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which would be ascertained as of the date of the merger which throw light on future prospects of the merged corporation. In WEINBERGER, the Delaware Supreme Court stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered". Section 262, however, provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger".

Holders of Common Stock considering seeking appraisal should recognize that the fair value of their Common Stock determined under Section 262 could be more than, the same as or less than the consideration they are entitled to receive pursuant to the Merger Agreement if they do not seek appraisal of their Common Stock. The cost of the appraisal proceeding may be determined by the Delaware Court and charged against the parties as the Delaware Court deems equitable in the circumstances. Upon application of a dissenting stockholder of the Company, the Delaware Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all Common Stock entitled to appraisal.

Any holder of Common Stock who has duly demanded appraisal in compliance with
Section 262 will not, after the Effective Time, be entitled to vote for any purpose any Common Stock subject to such demand or to receive payment of dividends or other distributions on such Common Stock, except for dividends or distributions payable to stockholders of record at a date prior to the Effective Time.

At any time within 60 days after the Effective Time, any stockholder electing to demand an appraisal of his Common Stock under Section 262 of the DGCL will have the right to withdraw such demand for appraisal and to accept the terms offered in the Merger; after this period, the stockholder may withdraw such demand for appraisal only with the consent of the Surviving Corporation. If no petition for appraisal is filed with the Delaware Court within 120 days after the Effective Time, stockholders' rights to appraisal will cease, and all holders of Common Stock will be entitled to receive the consideration offered pursuant to the Merger Agreement. Inasmuch as the Surviving Corporation has no obligation and no present intention to file such a petition, any holder of Common Stock who desires such a petition to be filed is advised to file it on a timely basis. Any stockholder may withdraw such stockholder's demand for appraisal and accept the Merger Consideration, except that (i) any such attempt to withdraw made more than 60 days after the Effective Time will require written approval of the Surviving Corporation and (ii) no appraisal proceeding in the Delaware Court will be dismissed as to any stockholder without the approval of the Delaware Court, and such approval may be conditioned upon such terms as the Delaware Court deems just.

REGULATORY APPROVALS
- --------------------------------------------------------------------------------

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), certain acquisition transactions may not be consummated unless notice has been given and certain information has been furnished to the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and the FTC and certain waiting period requirements have been satisfied. The Merger is subject to these requirements.


The Company and Spartech each filed with the Antitrust Division and the FTC a Notification and Report Form with respect to the Merger on March 4, 1996. Under the HSR Act, the Merger may not be consummated until the expiration of a waiting period of at least 30 days following the receipt of each filing, unless the waiting period is earlier terminated by the FTC and the Antitrust Division. The waiting period expired on April 3, 1996. State Attorneys General and private parties also may bring legal actions under the federal or state antitrust laws under certain circumstances. There can be no assurance that a challenge to the proposed Merger on antitrust grounds will not be made or of the result if such a challenge is made.


THE STOCK OPTION AGREEMENTS
- --------------------------------------------------------------------------------

On January 26, 1996, Spartech and Allstate Insurance Company ("Allstate") and Madison Allen Self ("MAS"), respectively, entered into Shareholder Option Agreements (the "Stock Option Agreements"). Under the terms of the Stock Option Agreements, Allstate and MAS have each agreed:

     (a) to grant Spartech an irrevocable option for 120 days to purchase shares owned by Allstate and MAS at a purchase price of $6.60 per share;

     (b) to not sell, transfer, pledge, assign, grant any proxy or otherwise dispose of their respective shares or enter into any agreement or understanding regarding any of the foregoing; and

     (c) to not solicit or encourage any party other than Spartech to acquire or offer to acquire Portage, its stock or any material portion of its business.


Performance by Allstate and MAS of all of their respective obligations under the Stock Option Agreements are each conditions to Spartech's obligation to consummate the Merger. In addition, Allstate (which owns approximately 459,660 shares (or 20.3%) of the Common Stock) and MAS (who owns approximately 324,500 shares (or 14.3%) of the Common Stock) each agreed to deliver to Spartech in connection with any purchase of any such shares by Spartech, at its request, an irrevocable proxy to vote their shares of common stock of the Company at any meeting of stockholders of the Company. The Stock Option Agreements are attached hereto as Exhibits C and D and are incorporated by reference herein.


INTERESTS OF CERTAIN PERSONS IN THE MERGER
- --------------------------------------------------------------------------------

In considering the recommendation of the Board of Directors with respect to the Merger Agreement and the transactions contemplated thereby, stockholders should be aware that certain executive officers and certain members of the Board of Directors have certain interests in the Merger in addition to the interests of stockholders of the Company generally.

- --------------------------------------------------------------------------------
  Stock Options

Pursuant to the Merger Agreement, each of the outstanding stock options of the Company issued to certain directors, executive officers and key employees of the Company under the Company's 1986 and 1990 Corporate Stock Option Plans and pursuant to discretionary grants of options by the Board of Directors will be converted into the right to receive a cash payment equal in amount to the difference between $6.60 and the exercise price of such option (the "Spread"). At the date of this Proxy

- --------------------------------------------------------------------------------
Statement, stock options covering a total of 125,217 shares of Common Stock with exercise prices ranging from $1.875 to $3.75 per share were outstanding. The aggregate Spread on all stock options payable pursuant to the Merger is $500,735.08. The Company and Spartech have agreed that, with respect to all stock options outstanding at the Closing, the Surviving Corporation will pay out within 30 days after the Effective Time the Spread on each stock option outstanding at the Closing. See "STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS".

- --------------------------------------------------------------------------------

  Employment Agreements

It is currently anticipated that the Spartech and Anthony J. Lisauskas, President and Chief Operating Officer of the Company, will enter into a two-year employment agreement as of the Effective Time, with salary and other benefits similar to Mr. Lisauskas' current Employment Agreement with the Company. During the fiscal years ended 1995, 1994 and 1993, Mr. Lisauskas received salary of $151,923, $145,000 and $145,000, respectively, and other compensation (including annuity payments and other bonuses) of $12,500, $43,500 and $41,250, respectively.

- --------------------------------------------------------------------------------
  Change Of Control Payments


The Company will pay, in the aggregate, $499,050 in discretionary bonuses to certain outside directors, executive officers and key employees of the Company in connection with services performed by such persons on behalf of the Company in connection with the Merger. All such bonuses will be paid by the Surviving Corporation at or after the Effective Time.



The bonuses will be paid to the following persons and in the following amounts:
Robert L. Lestina, Jr., director, $45,000; Robert C. Hazzard, director, $30,000; Paul N. Erickson, director, $25,000; Anthony J. Lisauskas, director, President and Chief Executive Officer, $155,200; and certain other officers and employees in the aggregate, $243,850.


- --------------------------------------------------------------------------------
  Insurance And Indemnification

Spartech has agreed that, from the Effective Time and for a period of two years thereafter, Spartech will indemnify and defend each person insured under the Company's directors' and officers' liability insurance policy as in effect at the Effective Time as if such policy had remained in effect after the Effective Time.

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
- --------------------------------------------------------------------------------

The following table sets forth information, as of January 31, 1996, regarding beneficial ownership of Common Stock by each Director and the Chief Executive Officer (no other Executive Officer had compensation in 1995 which exceeded $100,000), all of the Directors and Executive Officers as a group and each person known to be the beneficial owner of 5% or more of the outstanding Common Stock.

Except as otherwise indicated in the footnotes, all of the persons listed below have sole voting and investment power over the shares of Common Stock identified as beneficially owned.


                                                         Amount and Nature of      Percent of
                                                          Current Beneficial         Shares
               Name of Beneficial Owner                      Ownership(1)          Outstanding
- ----------------------------------------------------------------------------------------------
Robert L. Lestina, Jr.................................            8,000                *
Robert C. Hazzard.....................................           18,667                *
Anthony J. Lisauskas..................................           65,000                 2.8%
Paul N. Erickson......................................            9,000                *
All Officers and Directors as a Group.................          127,828                 5.6%(2)
Allstate Insurance Company............................          459,660                20.3%
  Allstate Plaza South, Ste. G5B
  Northbrook, Illinois 60062
Madison Allen Self....................................          324,500                14.3%
  1440 Huntington Drive
  Calumet City, Illinois 60409


- ---------------
 *  Less than one percent.

(1) Includes shares subject to exercisable stock options as follows: Robert L. Lestina, Jr., 8,000; Robert C. Hazzard, 18,667; Anthony S. Lisauskas, 50,000; and Paul N. Erickson, 7,000.

(2) Includes 33,786 issued and outstanding shares of Common Stock and 94,042 shares subject to exercisable stock options.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES
OF THE MERGER TO THE COMPANY'S STOCKHOLDERS
- --------------------------------------------------------------------------------

Set forth below is a description of certain federal income tax aspects of the Merger to holders of Common Stock disposed of in the Merger under current law and regulations. The discussion is based on the Internal Revenue Code of 1986, as amended. The Company will not seek any rulings from the Internal Revenue Service ("IRS") or an opinion of counsel with respect to the transactions contemplated hereby.

The following discussion is limited to the material federal income tax aspects of the Merger for a holder of Common Stock who is a citizen or resident of the United States, and who, on the date of disposition of such holder's Common Stock, holds such shares as capital assets. All holders are urged to consult their own tax advisors regarding the federal, foreign, state and local tax consequences of the disposition of Common Stock in the Merger. The following discussion does not address potential foreign, state, local and other tax consequences, nor does it address taxpayers subject to special treatment under the federal income tax laws, such as life insurance companies, tax-exempt organizations, "S" corporations and taxpayers subject to the alternative minimum tax.

A holder of Common Stock will realize gain or loss upon the surrender of such holder's Common Stock pursuant to the Merger in an amount equal to the difference, if any, between the amount of cash received and such holder's aggregate adjusted tax basis in the Common Stock surrendered therefor.

In general, any gain or loss recognized by a stockholder in the Merger will be eligible for capital gain or loss treatment. Any capital gain or loss recognized by stockholders will be long-term capital gain or loss if the Common Stock giving rise to such recognized gain or loss have been held for more than one year; otherwise such capital gain or loss will be short term. An individual's long-term capital gain is subject to federal income tax at a maximum rate of 28% while any capital loss can be offset only against other capital gains plus $3,000 of other income in any tax year. Any unutilized capital loss will carry over as a capital loss to succeeding years for an unlimited time until the loss is exhausted.

For corporations, a capital gain is subject to federal income tax at a maximum rate of 35% while any capital loss can be offset only against other capital gains. Any unutilized capital loss can be carried back three years and forward five years to be offset against net capital gains generated in such years.

Under the federal income tax backup withholding rules, unless an exemption applies, the Paying Agent will be required to withhold, and will withhold, 31% of all cash payments to which a holder of Common Stock or other payee is entitled pursuant to the Merger Agreement, unless the stockholder or other payee provides a tax identification number (social security number, in the case of an individual, or employer identification number, in the case of other Company stockholders) and certifies that such number is correct. Each Company stockholder, and, if applicable, each other payee, should complete and sign the Substitute Form W-9 included as part of the letter of transmittal to be returned to the Paying Agent in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is proved in a manner satisfactory to the Paying Agent.

Legislative proposals have been under consideration that would reduce the rate of federal income taxation of certain capital gains. Such legislation, if enacted, might apply only to gain realized on sales occurring after a date specified in the legislation. It cannot be predicted whether any such legislation ultimately will be enacted and, if enacted, what its effective date will be.


THE FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE ARE FOR GENERAL INFORMATION ONLY. EACH HOLDER OF COMMON STOCK IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH STOCKHOLDER OF THE MERGER (INCLUDING THE APPLICABILITY AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER TAX
LAWS).


OTHER MATTERS
- --------------------------------------------------------------------------------

The Board of Directors is not aware of any matters to be presented for action at the Special Meeting other than those described herein and does not intend to bring any other matters before the Special Meeting. However, if other matters should come before the Special Meeting, it is intended that the holders of proxies solicited hereby will vote thereon in their discretion, unless such authority is withheld.

PROPOSALS BY HOLDERS OF COMMON STOCK
- --------------------------------------------------------------------------------


As described in the Company's Proxy Statement relating to its 1995 Annual Meeting, proposals of stockholders intended to be presented at the 1996 annual meeting of stockholders must have been received by the Company at its principal executive offices not later than January 8, 1996, for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. In the event the Merger is not consummated for any reason, Stockholders may submit proposals for consideration at the Company's 1997 annual meeting. In order to be included in the Company's 1997 Proxy Statement, such proposals must be in writing and must be received on or before January 8, 1997 at the offices of the Company and should be directed to: Secretary, Portage Industries Corporation, 1325 Adams Street, Portage, WI 53901. In addition, a stockholder who intends to present business at any annual meeting must comply with the notice requirements set forth in the Company's By-laws. Stockholders should mail any proposals by certified mail-return receipt requested.


EXPENSES OF SOLICITATION
- --------------------------------------------------------------------------------

The expenses in connection with solicitation of the enclosed form of proxy will be paid by the Company. In addition to solicitation by mail, officers or regular employees of the Company, who will receive no compensation for such services other than their regular salaries, may solicit proxies personally or by telephone or facsimile. Arrangements will be made with brokerage houses, nominees, participants in central certificate depository systems and other custodians and fiduciaries to supply them with solicitation material for forwarding to their principals, and arrangements may be made with such persons to obtain authority to sign proxies. The Company may reimburse such persons for reasonable out-of-pocket expenses incurred by them in connection therewith.

INDEPENDENT PUBLIC ACCOUNTANTS
- --------------------------------------------------------------------------------

The financial statements of the Company as of December 31, 1995 and 1994, incorporated by reference herein, have been audited by Coopers & Lybrand, independent public accountants, as stated in their report.

A representative of Coopers & Lybrand will be at the Special Meeting to answer questions by stockholders and will have the opportunity to make a statement if so desired.

AVAILABLE INFORMATION
- --------------------------------------------------------------------------------

The Company is subject to the informational reporting requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copies made at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and the Commission's regional offices at 7 World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of Commission at its Washington address at prescribed rates.

INFORMATION INCORPORATED BY REFERENCE
- --------------------------------------------------------------------------------


The following documents filed by the Company with the Commission (Commission File No. I-9403) are included herewith and hereby incorporated by reference into this Proxy Statement:



     1. The Company's Annual Report, as amended, on Form 10-K for the year ended December 31, 1995.



     2. An Amendment to the Company's Annual Report on Form 10/K-A for the year ended December 31, 1995.


All documents filed by the Company pursuant to sections 13(a), 13(c), 14 or 15(d) or the Exchange Act after the date of this Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Copies of the documents (without exhibits) incorporated by reference in this Proxy Statement are available without charge upon written or oral request from Mark E. Showers, Secretary/Treasurer, Portage Industries Corporation, 1325 Adams Street, Portage, Wisconsin 53901, telephone (608) 742-7123.

                                      By order of the Board of Directors


                                      /s/ MARK E. SHOWERS


                                      Mark E. Showers
                                      Secretary/Treasurer

Portage, Wisconsin

April 16, 1996

EXHIBIT A


AGREEMENT AND PLAN OF MERGER
- --------------------------------------------------------------------------------

AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of February 22, 1996, between SPARTECH CORPORATION, a Delaware corporation (the "Purchaser"), SPARTECH PLASTICS, INC., a Delaware corporation formed as a wholly-owned subsidiary of the Purchaser to effect the Merger (as later defined) ("Mergeco"), and PORTAGE INDUSTRIES CORPORATION, a Delaware corporation (the "Company").

RECITALS
- --------------------------------------------------------------------------------

A. The Boards of Directors of the Purchaser and the Company have approved, and deem it advisable and in the best interests of their respective companies and stockholders to consummate, the acquisition of the Company by the Purchaser by means of a merger (the "Merger") of Mergeco, with and into the Company, wherein each issued and outstanding share of Common Stock, par value $0.01 per share, of the Company (the "Common Stock") not owned directly or indirectly by Purchaser, Mergeco, the Company or any direct or indirect wholly-owned subsidiary of Purchaser, except shares of Common Stock held by holders who comply with the provisions of Delaware law regarding the right of stockholders to dissent from the Merger and require appraisal of their shares of Common Stock, will be converted into the right to receive $6.60 per share, in cash, without interest.

B. Prior to the execution hereof, in order to induce the Purchaser to enter into this Agreement, the Purchaser has entered into Shareholder Option Agreements (the "Stock Option Agreements") with certain holders of Common Stock providing for an option of Purchaser to acquire in certain circumstances, and certain voting and other restrictions with respect to, the shares of Common Stock owned beneficially or of record by such holders, upon the terms and conditions specified therein.

C. The Purchaser, Mergeco and the Company desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE 1
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
  THE MERGER

1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the General Corporation Law of the State of Delaware, as amended (the "DGCL"), Mergeco shall be merged with and into the Company at the Effective Time (as hereinafter defined). Following the Merger, the separate corporate existence of Mergeco shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Mergeco in accordance with the DGCL.

1.2 Effective Time. The Merger shall become effective when a certificate of merger (the "Certificate of Merger"), executed in accordance with the relevant provisions of the DGCL, is accepted for filing by the Secretary of State of the State of Delaware (the "Secretary of State"). When used in this Agreement, the term "Effective Time" shall mean the later of the date and time at which the Certificate of Merger is accepted for filing by the Secretary of State or such later time established by the Certificate of Merger. The filing of the Certificate of Merger shall be made as soon as reasonably practicable (but not later than the first business day) after the satisfaction or waiver of the conditions to the Merger set forth herein.

1.3 Effects of the Merger. The Merger shall have the effects set forth in the DGCL.

- --------------------------------------------------------------------------------
1.4 Certificate of Incorporation and Bylaws; Directors and Officers.

     1.4.1 The Certificate of Incorporation and Bylaws of Mergeco, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     1.4.2 The directors of Mergeco at the Effective Time shall, from and after the Effective Time, be the initial directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal, in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

     1.4.3 The officers of Mergeco at the Effective Time and such other persons as designated by Purchaser shall, from and after the Effective Time, be the initial officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal, in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

1.5 The Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place (a) at the offices of Armstrong, Teasdale, Schlafly & Davis, St. Louis, Missouri, at 10:00 a.m., local time, on the first business day following the day on which the last to be fulfilled or waived of the conditions set forth in ARTICLE 6 shall be fulfilled or waived in accordance herewith or (b) at such other time, date or place as the Purchaser and the Company may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

ARTICLE 2
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
  EFFECT OF THE MERGER ON SECURITIES OF THE COMPANY AND MERGECO

2.1 Mergeco Stock. At the Effective Time, each share of the common stock of Mergeco outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock, par value $.01 per share, of the Surviving Corporation, and each certificate theretofore representing any such shares shall, without any action on the part of the holder thereof, be deemed to represent the same number of shares of the Surviving Corporation.

2.2 Conversion of Common Stock.

     2.2.1 Subject to SECTIONS 2.2.2 and 2.2.3, at the Effective Time, each issued and outstanding share of Common Stock shall be converted into the right to receive $6.60, in cash, without interest (the "Merger Consideration"). All such shares of Common Stock, when so converted, shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate or certificates (the "Certificates") representing any such shares of Common Stock shall thereafter cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

     2.2.2 Notwithstanding anything contained in this SECTION 2.2 to the contrary, each share of Common Stock held of record by the Purchaser, Mergeco or any direct or indirect wholly-owned Subsidiary (as defined in SECTION 3.1) of the Purchaser and each share of Common Stock issued and held in the Company's treasury immediately prior to the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be canceled and retired without payment of any consideration therefor.

     2.2.3 Notwithstanding any provision of this Agreement to the contrary, if required by the DGCL, but only to the extent required thereby, shares of Common Stock which are issued and outstanding

- --------------------------------------------------------------------------------
immediately prior to the Effective Time and which are held by holders of such shares of Common Stock who have properly exercised appraisal rights with respect thereto in accordance with Section 262 of the DGCL (the "Dissenting Shares") will not be exchangeable for the right to receive the Merger Consideration, and holders of such shares of Common Stock will be entitled to receive payment of the appraised value of such shares of Common Stock in accordance with the provisions of such Section 262 unless and until such holders shall fail to perfect or shall effectively withdraw or shall have lost their rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such shares of Common Stock will thereupon be treated as if they had been converted into and have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon. The Company will give the Purchaser prompt notice of any demands received by the Company for appraisals of shares of Common Stock. The Company shall not, except with the prior written consent of Purchaser, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

     2.2.4 At or prior to the Effective Time, the Company shall have made arrangements, the effect of which shall be that no shares of Common Stock or other capital stock of the Surviving Corporation shall be issuable pursuant to options or warrants to purchase shares, or securities convertible into shares, of Common Stock ("Company Options"). The Company shall (i) cause each Stock Plan (as defined in SECTION 3.2) to terminate as of the Effective Time and (ii) grant no additional Company Options after the date of this Agreement. The Company shall take all such actions under the Stock Plans necessary so that each holder of a Company Option shall be entitled to receive immediately after the Effective Time, in cancellation and settlement of such Company Option, for each share of Common Stock subject to such Company Option an amount in cash equal to the Merger Consideration minus the per share exercise, purchase or conversion price of such Company Option as of the date hereof (the "Option Consideration"). Payment of the Option Consideration with respect to each Company Option shall be contingent upon consummation of the Merger and shall be subject to applicable withholding of income and other taxes. Payment of the Option Consideration shall be made by the Surviving Corporation to the holders of the Company Options at or as promptly as practicable (but in no event later than 30 days) after the Effective Time, without interest. Prior to consummation of the Merger and as a condition thereof, the Company shall furnish Purchaser evidence satisfactory to Purchaser of the Company's compliance with its obligations under this SECTION 2.2.4.

2.3 Exchange of Certificates.

     2.3.1 Prior to the Effective Time, Purchaser shall appoint a bank or trust company to act as paying agent hereunder, which shall be FIRSTAR TRUST CO., MILWAUKEE, WISCONSIN, or such other entity as Purchaser and the Company may mutually select (the "Paying Agent") for the payment of the Merger Consideration upon surrender of Certificates. All of the fees and expenses of the Paying Agent shall be borne by Purchaser.

     2.3.2 Purchaser shall cause the Surviving Corporation to provide the Paying Agent with cash in amounts necessary to pay the Merger Consideration, when and as such amounts are needed by the Paying Agent.

     2.3.3 As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of Common Stock immediately prior to the Effective Time (excluding any shares of Common Stock which will be canceled pursuant to SECTION 2.2.2 and any Dissenting Shares) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of such Certificates to the Paying Agent and shall be in such form and have such other provisions as Purchaser shall specify) and (ii) instructions for the use thereof in effecting the surrender of the Certificates in exchange for the Merger Consideration.

- --------------------------------------------------------------------------------
Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by the Surviving Corporation, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a bank check in the amount of cash into which the shares of Common Stock theretofore represented by such Certificate shall have been converted pursuant to SECTION 2.2, and the Certificates so surrendered shall forthwith be canceled. No interest will be paid or will accrue on the cash payable upon the surrender of any Certificate.
If payment is to be made to a person other than the person in whose name the Certificate so surrendered is registered, it shall be a condition of payment that such Certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the transfer of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this SECTION 2.3, each Certificate (other than Certificates representing Dissenting Shares and Certificates representing any shares of Common Stock to be canceled as set forth in SECTION 2.2.2) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the shares of Common Stock theretofore represented by such Certificate shall have been converted pursuant to SECTION 2.2.

     2.3.4 Purchaser shall have the right to make additional rules, not inconsistent with the terms of this Agreement, governing the payment of cash for shares of Common Stock converted into the right to receive the Merger Consideration.

     2.3.5 None of the Purchaser, the Company, Mergeco, the Surviving Corporation, the Paying Agent or any other person shall be liable to any former holder of shares of Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     2.3.6 In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Purchaser, the posting by such person of a bond in such reasonable amount as the Purchaser may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration, deliverable in respect thereof pursuant to this Agreement.

2.4 Closing of Transfer Books. At or after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this ARTICLE 2.

2.5 No Further Ownership Rights in Common Stock. From and after the Effective Time, the holders of shares of Common Stock which were outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Common Stock except as otherwise provided in this Agreement or by applicable law. All cash paid upon the surrender of Certificates in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Common Stock.

ARTICLE 3
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Purchaser that, except as set forth in schedules hereto specifically referring to the Sections hereof intended to be so qualified (the "Schedules"):

3.1 Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. The Company is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Company. For purposes of this Agreement, (a) "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to Purchaser or the Company, as the case may be, any change or effect, either individually or in the aggregate, that is materially adverse to the business, assets, financial condition or results of operations of Purchaser and its Subsidiaries taken as a whole, or the Company taken as a whole, as the case may be, and (b) "Subsidiary" means any corporation, partnership, joint venture or other legal entity of which Purchaser or the Company (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

3.2 Capital Structure. The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, par value $.25 per share ("Preferred Stock"). At the close of business on February 22, 1996, there were (i) 2,269,100 shares of Common Stock issued and outstanding, (ii) Company Options outstanding under the 1986 and 1990 Portage Industries Corporate Stock Option Plans and Company Options granted to directors, officers and key employees to acquire 125,217 shares of Company Common Stock, (iii) a warrant exercisable for a total of 137,500 shares of Company Common Stock, and (iv) no shares of Common Stock held by the Company in its treasury. The foregoing stock option plans of the Company are herein called the "Stock Plans." As of the date hereof there are no shares of Preferred Stock outstanding. All outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable and not subject to preemptive rights. Except for such Company Options, there are no options, warrants, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company. SCHEDULE 3.2 sets forth the name of each holder of a Company Option, the number of shares of Common Stock for which such Company Option is exercisable and the exercise price per share of Common Stock subject to such Company Option. Since February 22, 1996, no shares of the Company's capital stock have been issued other than pursuant to the exercise of Company Options already in existence on such date and the Company has not granted any stock options for any capital stock or other voting securities of the Company.

3.3 Subsidiaries. There are no Subsidiaries of the Company.

3.4 Other Interests. The Company does not own, directly or indirectly, any equity interest or equity investment in, nor is the Company subject to any obligation or requirement to provide for or to make any equity investment in, any corporation, limited liability company, partnership, joint venture, business, trust or entity.

3.5 Authority; Non-Contravention.

     3.5.1 The Board of Directors of the Company has approved this Agreement and determined that the Merger is fair and in the best interests of the Company and its stockholders, and the Company has all requisite corporate power and authority to enter into this Agreement and, subject to approval of the Merger by the stockholders of the Company, to consummate the transactions contemplated

- --------------------------------------------------------------------------------
hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to such approval of the Merger by the stockholders of the Company. This Agreement has been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by the Purchaser) constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms. Except as otherwise disclosed in
SCHEDULE 3.5, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, contractually require any offer to purchase or any prepayment of any debt, contractually require the payment of (or result in the vesting of) any severance, golden parachute, change of control or similar type of payment, or give rise to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under any provision of:

        (i) the Certificate of Incorporation or Bylaws of the Company (true and complete copies of which as of the date hereof have been delivered to Purchaser),

        (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, concession, franchise or license (any of the foregoing, an "Instrument") applicable to the Company (other than Instruments involving aggregate payments by or to the Company of $100,000 or less), or

        (iii) subject to the governmental filings and other matters referred to in SECTION 3.5.2 and approval of this Agreement by the Company's stockholders, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to, or Company Permit (as defined in SECTION 3.9) of, or relating to, the Company or any of its properties or assets.

SCHEDULE 3.5 lists the amounts payable or that will or may become payable to directors, officers or employees or former directors, officers or employees of the Company as a result of the execution and delivery by the Company of this Agreement or the consummation of the transactions contemplated hereby.

     3.5.2 No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory or administrative agency, authority or tribunal (a "Governmental Entity") is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (i) in connection or in compliance with the provisions of the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder, the "Exchange Act"), (ii) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iii) such filings and approvals as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (iv) such filings and approvals as may be required by any applicable state securities or "blue sky" laws or state takeover laws.

3.6 SEC Documents.

     3.6.1 Since December 31, 1992, the Company has filed all documents with the Securities and Exchange Commission ("SEC") required to be filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (such documents filed with the SEC on or before February 22, 1996 being the "Company SEC Documents"). As of their respective dates,

- --------------------------------------------------------------------------------
(i) the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and
(ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has delivered to the Purchaser its audited consolidated balance sheets and statements of income, changes in stockholders' equity and cash flow, and notes thereto as of and for the year ended December 31, 1995 (the "1995 Year End Financial Statements"). The financial statements of the Company included in the Company SEC Documents and the 1995 Year End Financial Statements comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements contained in Quarterly Reports on Form 10-Q of the Company, as permitted by the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of the Company as at the dates thereof and the consolidated results of its operations and changes in stockholders' equity and cash flow for the periods then ended
(subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). The Form 10-K of the Company as of and for the year ended December 31, 1995 to be filed by the Company with the SEC will comply with (ii) above and the financial statements therein will be consistent with, and not show results or financial condition differing in such a way as to constitute a Material Adverse Change from, the 1995 Year End Financial Statements.

     3.6.2 Except as set forth in (a) the Company SEC Documents, (b) the 1995 Year End Financial Statements, or (c) SCHEDULE 3.6.2, the Company does not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with generally accepted accounting principles, except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 1995 which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     3.6.3 To the extent there are such, the Company has heretofore made available to Purchaser a complete and correct copy of any amendments or modifications which have not yet been filed with the SEC to agreements, documents or other instruments which previously have been filed with the SEC pursuant to the Exchange Act.

3.7 Absence of Certain Events. Since December 31, 1994, the Company has operated its business only in the ordinary course consistent with past practice and, except as contemplated by this Agreement or disclosed in the Company SEC Documents or the 1995 Year End Financial Statements, there has not occurred (i) any Material Adverse Change in the Company; (ii) any change by the Company in its accounting methods, principles or practices; (iii) any amendments or changes in the Certificate of Incorporation or Bylaws of the Company; (iv) any revaluation by the Company of any of its assets, including, without limitation, write-offs of accounts receivable or write-offs or write-downs of inventory, other than in the ordinary course of the Company's business consistent with past practices; (v) any damage, destruction or loss with respect to property or assets of the Company having a book value, individually or in the aggregate, of in excess of $100,000; (vi) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company; (vii) any grant of any severance or termination pay to any director, officer or key employee of the Company, except as required under any change-in-control and other severance agreements disclosed in SCHEDULE 3.5; (viii) any entry into any employment, deferred compensation or other similar agreement (or any amendment to any such existing

- --------------------------------------------------------------------------------
agreement) with any director, officer or key employee of the Company; (ix) any increase in benefits payable under any existing severance or termination pay policies or employment agreements with any director, officer or key employee of the Company except in the ordinary course of business consistent with past practice; or (x) any increase in compensation, bonus or other benefits payable to directors, officers or key employees of the Company except in the ordinary course of business consistent with past practice and except those director option grants disclosed in SCHEDULE 3.5.

3.8 Litigation. Except as set forth in the Company SEC Documents or the 1995 Year End Financial Statements, there are no actions, suits, proceedings, investigations or reviews pending against the Company or, to the knowledge of the Company, threatened against the Company, at law or in equity, or before or by any federal or state commission, board, bureau, agency, regulatory or administrative instrumentality or other Governmental Entity or any arbitrator or arbitration tribunal.

3.9 Compliance with Applicable Law. The Company holds all permits, licenses, variances, exceptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of its business (the "Company Permits"), except where the failure to hold any such Company Permit does not materially affect the lawful conduct of the Company's business. The Company is conducting its business in compliance with the terms of the Company Permits. The business of the Company is not, and has not been, conducted in violation in any material respect of any law (including without limitation laws relating to advertising and promotional activities by the Company), Company Permit, ordinance or regulation of any Governmental Entity.

3.10 Employee Plans.

     3.10.1 SCHEDULE 3.10.1 to this Agreement sets forth a list of each of the Company Benefit Plans (as defined below). The Company and each ERISA Affiliate (as defined below) has complied with and performed in all material respects all contractual obligations and all obligations under applicable federal, state and local laws, rules and regulations required to be performed by it under or with respect to any of the Company Benefit Plans or any related trust agreement or insurance contract. All contributions and other payments required to be made by the Company and each ERISA Affiliate to any Company Benefit Plan prior to the date hereof have been made, all accruals required to be made under any Company Benefit Plan have been made, and there are no unfunded benefit obligations with respect to any Company Benefit Plan which have not been accounted for by reserves or otherwise properly footnoted in accordance with generally accepted accounting principles in the 1995 Year End Financial Statements and the financial statements included in the Company SEC Documents. There is no claim, dispute, grievance, charge, complaint, restraining or injunctive order, litigation or proceeding pending, or, to the best knowledge of the Company and each ERISA Affiliate, threatened or anticipated (other than routine claims for benefits) against or relating to any Company Benefit Plan or against the assets of any Company Benefit Plan. The Company and each ERISA Affiliate has not communicated generally to employees or specifically to any employee regarding any future increase of benefit levels (or future creations of new benefits) with respect to any Company Benefit Plan beyond those reflected in the Company Benefit Plans.

     3.10.2 With respect to each Company Benefit Plan subject to Title IV of ERISA, (i) no termination of any Company Benefit Plan has occurred pursuant to which all liabilities have not been satisfied in full, and no event has occurred and no condition exists that could reasonably be expected to result in the Company or an ERISA Affiliate incurring a liability under Title IV of ERISA or which could constitute grounds for terminating any pension plan of the Company or an ERISA Affiliate ("Pension Plan"); (ii) each such Company Benefit Plan which is subject to Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended (the "Code") has been maintained in compliance with the minimum funding standards of ERISA and the Code and no such Company Benefit Plan has incurred any "accumulated funding deficiency," as defined in Section 412 of the Code and Section 302 of Title I of ERISA, whether or not waived;
     (iii) neither

- --------------------------------------------------------------------------------
the Company nor an ERISA Affiliate has sought or received a waiver of its funding requirements with respect to any Company Benefit Plan and all contributions payable with respect to each Plan have been timely made; (iv) no reportable event, within the meaning of Section 4043 of Title IV of ERISA, and no event described in Section 4062 or 4063 of Title IV of ERISA, has occurred with respect to any Company Benefit Plan; and (v) the aggregate of accumulated benefit obligations of each Company Benefit Plan subject to Title IV of ERISA
(as of the date of the most recent actuarial valuation prepared for such Company Benefit Plan) does not exceed the fair market value of the assets of such Company Benefit Plan (as of the date of such valuation).

     3.10.3 Neither the Company nor an ERISA Affiliate has incurred, nor has any event occurred which has imposed or is reasonably likely to impose upon the Company or any ERISA Affiliate, any withdrawal liability (complete or partial within the meanings of sections 4203 or 4205 of Title IV of ERISA, respectively) in respect of any multiemployer plan (within the meaning of sections 3(37) or 4001(a)(3) of Title IV of ERISA) (a "Multiemployer Plan"), which withdrawal liability has not been satisfied or discharged in full. Neither the Company nor an ERISA Affiliate has received notice to the effect that any Multiemployer Plan has any unfunded vested benefits within the meaning of Section 4213(c) of Title IV of ERISA. Neither the Company nor an ERISA Affiliate has been notified of any reorganization or insolvency under and within the meaning of sections 4241 or 4245 of Title IV of ERISA. There are no Multiemployer Plans to which the Company or an ERISA Affiliate has ever had an obligation to contribute.

     3.10.4 The execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby will not result in the imposition of any federal excise tax under section 4975 of the Code with respect to any Company Benefit Plan.

     3.10.5 Neither the Company nor an ERISA Affiliate maintains or contributes to (or has maintained or contributed to) any Company Benefit Plan which provides, or has a liability to provide, life insurance, medical, severance, or other employee welfare benefit to any employee upon his retirement or termination of employment, except as may be required by
     Section 4980B of the Code. No Company Benefit Plan is or has been a "Multiple Employer Welfare Plan" as defined in Section 3(40)(A) of Title I of ERISA.

     3.10.6 There are no Company Benefit Plans with respect to which benefits will be accelerated, vested, increased or paid as a result of the transactions contemplated by this Agreement.

     3.10.7 The Company Benefit Plans which are Plans described in section 3(2) of Title I of ERISA and which are qualified under section 401(a) of the Code comply in all material respects with the applicable requirements of ERISA, meet the requirements of "qualified plans" under section 401(a) of the Code and each such Plan has received a favorable determination letter from the Internal Revenue Service to this effect. Such Plans have been timely amended and filed with the Internal Revenue Service with respect to changes required by the Tax Reform Act of 1986, as amended. All required reports and descriptions (including Form 5500 Annual Reports, summary annual reports and summary plan descriptions) have been appropriately and timely filed and distributed with respect to the Company Benefit Plans. The Company and each ERISA Affiliate have complied with all the requirements of
     Part 6 of Subtitle B of Title I of ERISA and section 4980B of the Code, and any proposed or final regulations promulgated thereunder, with respect to Company Benefit Plans. No Company Benefit Plan can give rise to a payment which is not deductible under Section 280G. There have been no prohibited transactions as defined in 406 of Title I of ERISA or section 4975 of the Code with respect to the Company Benefit Plans. Neither the Company nor an ERISA Affiliate nor any of their officers, employees or any other "fiduciary", as such term is defined in Section 3(21) of ERISA, has any liability for failure to comply with ERISA, the Code or any other law for any action or failure to act in connection with the administration or investment of any Company Benefit Plan. Each Company Benefit Plan which is a welfare plan as described in 3(1) of

- --------------------------------------------------------------------------------
Title I of ERISA may be terminated after closing of this Agreement to eliminate the liability for claims incurred after such closing. Any contribution made or accrued with respect to any Company Benefit Plan is fully deductible for Federal income tax purposes. No employee of the Company or an ERISA Affiliate will be entitled to any retirement, severance or similar benefit or enhanced benefit solely as a result of the transaction contemplated herein.

     3.10.8 With respect to each Company Benefit Plan, the Company has furnished to the Purchaser true and complete copies of (i) the Plan documents, (ii) the most recent determination letters received from the Internal Revenue Service, (iii) Form 5500 Annual Reports (including all schedules) for the three most recent plan years, (iv) the actuarial and audited financial reports for the three most recent plan years, (v) all related trust agreements, insurance contracts or other funding agreements and (vi) a copy of each and any general explanation or communication which was required or otherwise provided to participants in such Plan which describes all or any relevant aspect of each Plan, including any summary plan description, summary annual report and/or summary of material modifications, (vii) a description of any unwritten Plan as maintained by the Company or an ERISA Affiliate to the closing or to which the Company or an ERISA Affiliate contributes, including a description of eligibility or other relevant aspects of the obligation, and (viii) a copy of any and all rulings or notices, other than Internal Revenue Service determination letters, issued by any government agency with respect to the Plans.

     3.10.9 Except as disclosed on SCHEDULE 3.10.9, no amendment or modification will be made to any Company Benefit Plan during the period commencing on the date of this Agreement and ending on the closing date and no new Company Benefit Plan will be adopted during such period.

     3.10.10 (i) "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workers' compensation, scholarship, company car, sick pay, tuition reimbursement, relocation, fringe benefit or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, including, but not limited to, any "employee benefit plan" within the meaning of section 3(3) of Title I of ERISA and (ii) "Company Benefit Plan" means any employee pension benefit plan and any Plan, other than a Multiemployer Plan, established by the Company or an ERISA Affiliate or to which the Company or an ERISA Affiliate contributes or has contributed or has or may have liability (including any such Plans not now maintained by the Company or an ERISA Affiliate or to which the Company or an ERISA Affiliate does not now contribute, but with respect to which the Company or ERISA Affiliate has or may have any liability). "ERISA Affiliate" means any corporation, entity or individual which has ever been: (i) a member of the same controlled group (within the meaning of sections 414(b) or 4001 of Title IV of ERISA) as the Company, (ii) under common control (within the meaning of sections 414(c) with the Company, (iii) a member of an affiliated service group (within the meaning of section 414(m) of the Code with the Company, or (iv) required to be aggregated with the Company pursuant to section 414(o) of the Code or regulations promulgated thereunder.

3.11 Employment Relations and Agreements.

     3.11.1 (i) The Company is in compliance with all federal, state or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours; (ii) there is no labor strike, dispute, slowdown or stoppage pending or, to the best knowledge of the Company, threatened against or involving the Company; (iii) the Company is not a party to any collective bargaining agreement, and no collective bargaining agreement is being negotiated as of the date of this Agreement by the Company; and (iv) except as disclosed on SCHEDULE 3.11.1, the Company has not experienced any material labor difficulty during the last three years.

- --------------------------------------------------------------------------------
     3.11.2 All written, and to the knowledge of the Company, all binding oral, employment, bonus, severance, "change of control", collective bargaining or similar agreements ("Employment Agreements") are listed on SCHEDULE 3.11.2 and copies of all Employment Agreements and all amendments thereto have been previously furnished to the Purchaser.

     3.11.3 The insurance policies maintained by the Company with respect to workers compensation and medical claims are described in SCHEDULE 3.11.3. All such insurance policies are in full force and effect; all premiums due and payable thereunder have been paid and the Company is otherwise in full compliance with the terms thereof; the Company does not know of any threatened termination of, or any proposed material premium increase with respect to any such policy; no claim or claims by the Company in an aggregate amount greater than $100,000 have been questioned, denied or disputed by the underwriter of such policy; and the reserves maintained by the Company for the uninsured portion of such claims are sufficient to cover the full liability of the Company for all claims that have been incurred and are not covered (in whole or in part, including the deductible thereon) by insurance.

3.12 Limitation on Business Conduct. Except as disclosed on SCHEDULE 3.12, the Company is not a party to, and has no obligation under, any contract or agreement, written or oral, which contains any covenants currently or prospectively limiting the freedom of the Company to engage in any line of business or to compete with any entity.

3.13 Title to, and Sufficiency and Condition of, Assets.

     3.13.1 The Company has good and marketable title, or a valid leasehold interest in, all of its assets and properties, whether real or personal, tangible or intangible, and including without limitation all assets and properties reflected on the balance sheet and the notes thereto (other than as covered by SECTION 3.15 hereof), included in the 1995 Year End Financial Statements and the notes thereto (the "Balance Sheet") or acquired after the date of the Balance Sheet (except for assets and properties sold since such date in the ordinary course of business), free and clear of any Liens except:

        3.13.1.1 Liens disclosed in the Balance Sheet;

        3.13.1.2 Liens for taxes not yet due or being contested in good faith (and for which adequate reserves are reflected on the Balance Sheet);

        3.13.1.3 Liens arising under financing agreements of the Company identified in the Balance Sheet;

        3.13.1.4 Statutory or common law Liens relating to obligations of the Company that are not delinquent or are being contested in good faith;

        3.13.1.5 Purchase money Liens of the Company that are not delinquent for the purchase of goods in the ordinary course of business consistent with past practice; or

        3.13.1.6 Liens which do not materially detract from the value of such property or assets as now used, or materially interfere with any present or intended use of such property or assets.

     The assets so owned or leased by the Company constitute all of the material assets, properties and rights of any type used in or necessary for the conduct of its business.

     3.13.2 The plants, structures, facilities, machinery, equipment, automobiles, trucks, tools and other properties and assets owned or leased by the Company which are material to the business of the Company are in good operating condition and repair, subject to normal wear and use, and useable in a manner consistent with their current use. All improvements on real property owned or leased by the Company conform in all material respects to applicable state and local zoning and other land use ordinances and building codes.

- --------------------------------------------------------------------------------
3.14 Environmental Laws and Regulations.

     3.14.1 To the best knowledge of the Company, its officers and directors, the Company is and has at all times been in compliance with all applicable Environmental Laws. The term "Environmental Laws" means any federal, state, local or foreign statute, ordinance, rule, regulation, policy, permit, consent, approval, license, judgment, order, decree, injunction or other authorization, relating to: (i) pollution or protection of human health or safety, health or safety of employees, sanitation, or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) Releases (as defined in 42 U.S.C.
     Section 9601(22)) or threatened Releases of Hazardous Material (as hereinafter defined) into the environment or (iii) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material.

     3.14.2 To the best knowledge of the Company, its officers and directors, during the period of ownership or operation by the Company of any of its current or previously owned or leased properties, there have been no Releases of Hazardous Material in, on, under or affecting such properties or any surrounding site, and the Company has not disposed of any Hazardous Material or any other substance in a manner that has led, or could reasonably be anticipated to lead, to a Release. The Company has not received any notice or claim that it is a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601, et seq., as amended, or similar, applicable state or local laws. To the best knowledge of the Company, its officers and directors, there is not currently pending any notice, summons, complaint, lawsuit, citation, directive, order, notice letter, or legal or administrative action from any party or Governmental Entity with respect to alleged liabilities arising under Environmental Laws. The term "Hazardous Material" means any pollutants, contaminants, hazardous substances, hazardous chemicals, toxic substances, hazardous wastes, infectious and medical wastes, radioactive materials, petroleum (including crude oil or any fraction thereof), natural gas, synthetic gas and mixtures thereof, PCBs or materials containing PCBs, asbestos and/or asbestos-containing materials or solid wastes, including but not limited to those defined in any Environmental Law and all regulations promulgated under each and all amendments thereto, or any other federal, state or local environmental law, ordinance, regulations, rule or order.

     3.14.3 To the best knowledge of the Company, its officers and directors, there are no underground storage tanks in or on the owned or leased properties of the Company.

     3.14.4 To the best knowledge of the Company, its officers and directors, there is no friable asbestos or asbestos-containing materials at, on, or in the owned or leased properties of the Company, except that which has been encapsulated or otherwise managed in place and in good repair. The Company has made available to the Purchaser records concerning the presence, location and quantity of asbestos-containing materials and presumed-asbestos containing materials in such properties to the extent called for in 29 CFR Section 1910.1001(j).

3.15 Patents, Trademarks, Copyrights. The Company owns or possesses adequate licenses or other valid rights to use all material patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, know-how and other proprietary information used or held for use in connection with the business of the Company as currently being conducted and, to the knowledge of the Company, there are no assertions or claims challenging the validity of any of the foregoing.

3.16 Takeover Statutes. The Board of Directors of the Company has taken all appropriate action so that neither Purchaser nor Mergeco will be an "interested stockholder" within the meaning of Section 203 of the DGCL by virtue of Purchaser's entry into this Agreement, the entry into the Stock Option Agreement by the parties thereto and the consummation of the transactions contemplated hereunder and thereunder.

- --------------------------------------------------------------------------------
3.17 Taxes. (i) The Company has filed all material Tax Returns required to have been filed on or before the date hereof, which returns are true and complete in all material respects and all Taxes shown due thereon have been paid; (ii) no issues that have been raised by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (i) are currently pending; (iii) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (i) by a taxing authority have been paid in full or are being contested in good faith by the Company; and
(iv) a reserve which the Company reasonably believes to be adequate has been set up for the payment of all such Taxes anticipated to be payable in respect of periods through the date hereof. The Company has disclosed on its federal income Tax returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Sec. 6662. The Company is not a party to any Tax allocation or sharing agreement. The Company
(a) has not been a member of an affiliated group filing a consolidated federal income Tax return (other than a group the common parent of which was the Company or a Subsidiary of the Company) or (b) has no liability for the Taxes of any person (other than the Company) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise. The Company will not be obligated to make a payment to an individual that would be a "parachute payment" to a "disqualified individual," as those terms are defined in Section 280G of the Code, without regard to whether such payment is to be made in the future. For purposes of this Agreement, (a) "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any governmental authority, and (b) "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

3.18 Brokers. No broker, investment banker or other person, other than MESIROW FINANCIAL, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. A copy of the engagement letter between MESIROW FINANCIAL and the Company setting forth the fees and expenses to be paid by the Company in connection with the transactions contemplated by this Agreement has been provided to Purchaser.

ARTICLE 4
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND MERGECO

The Purchaser and Mergeco jointly and severally represent and warrant to the Company as follows:

4.1 Organization, Standing and Power. Each of Mergeco and the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted.

4.2 Authority; Non-Contravention.

     4.2.1 Each of Mergeco and the Purchaser has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Mergeco and the Purchaser and the consummation by them of the transactions contemplated hereby have been duly authorized by all necessary corporate action on their part. This Agreement has been duly executed and delivered by Mergeco and the Purchaser and

- --------------------------------------------------------------------------------
(assuming the valid authorization, execution and delivery of this Agreement by the Company) constitutes a valid and binding obligation of Mergeco and the Purchaser enforceable against the Purchaser in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation to the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Purchaser under any provision of:

        4.2.1.1 the Certificate of Incorporation or Bylaws of the Purchaser,

        4.2.1.2 any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Purchaser or

        4.2.1.3 subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Purchaser or any of its properties or assets, other than, in the case of SECTIONS 4.2.1.2 or 4.2.1.3, any such conflicts, violations, defaults, rights, offers, prepayments, payments, losses or Liens, that, individually or in the aggregate, would not have a Material Adverse Effect on either of the Purchaser or Mergeco, materially impair the ability of the Purchaser or Mergeco to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

     4.2.2 No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Purchaser in connection with the execution and delivery of this Agreement by the Purchaser or Mergeco or the consummation by the Purchaser or Mergeco of the transactions contemplated hereby, except for (i) compliance with the provisions of the Exchange Act, (ii) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Purchaser or Mergeco is qualified to do business, (iii) such filings and approvals as may be required under the HSR Act, (iv) such filings and approvals as may be required by any applicable state securities or "blue sky" laws or state takeover laws, and (v) such other consents, orders, authorizations, registrations, approvals, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the Purchaser, materially impair the ability of Purchaser or Mergeco to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

4.3 Brokers. No broker, investment banker or other person, other than FIRST ANALYSIS SECURITIES CORPORATION, the fees and expenses of which will be paid by the Purchaser, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser or Mergeco.

ARTICLE 5
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
  COVENANTS

5.1 Alternative Proposals. Prior to the Effective Time, the Company agrees that it will not, directly or indirectly, through any officer, director, agent or otherwise, (i) solicit or initiate, directly or indirectly, or encourage submission of inquiries, proposals or offers from any potential buyer (other than the Purchaser) relating to the disposition of the assets or securities of the Company, or any part thereof (other than sales of inventory in the ordinary course) or (ii) participate in any discussions or negotiations regarding, or furnish any person with information with respect to, the disposition of the assets or any securities of the Company or any part thereof (any such proposal or offer being hereinafter

- --------------------------------------------------------------------------------
referred to as an "Alternative Proposal"); provided, however, that nothing contained in this SECTION 5.1 shall prohibit the Board of Directors of the Company from (i) furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited, bona fide Alternative Proposal or delivers an unsolicited, bona fide, written expression of interest that could reasonably be expected to lead to an Alternative
Proposal, which is not subject to the arrangement of financing (other than securities of an acquiror to be issued to holders of shares of Common Stock in an acquisition thereof by merger or consolidation) and that the Board of Directors of the Company in good faith determines (in consultation with its financial advisors) represents a financially superior transaction for the stockholders of the Company as compared to the Merger, if, and only to the extent that, (A) the Board of Directors of the Company, based upon the advice of outside counsel, determines in good faith that such action is required for the Board of Directors to comply with its fiduciary duties to stockholders imposed by law, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, the Company provides written notice to the Purchaser to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, and (C) subject to the same fiduciary standards as in the preceding clause (A), the Company keeps the Purchaser informed of the status and all material information with respect to any such discussions or negotiations; and (ii) to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Alternative Proposal. Nothing in this SECTION 5.1 shall
(A) permit the Company to terminate this Agreement (except as specifically provided in ARTICLE 7 hereof), (B) permit the Company to enter into any agreement with respect to an Alternative Proposal for as long as this Agreement remains in effect (it being agreed that for as long as this Agreement remains in effect, the Company shall not enter into any agreement with any person that provides for, or in any way facilitates, an Alternative Proposal (other than a confidentiality agreement in customary form)), or (C) affect any other obligation of the Company under this Agreement.

5.2 Interim Operations of the Company. (a) From and after the date of this Agreement until the Effective Time, except as set forth in SCHEDULE 5.2 to this Agreement or as contemplated by any other provision of this Agreement, unless the Purchaser has consented in writing thereto, the Company:

     5.2.1 Shall conduct its operations according to its usual, regular and ordinary course in substantially the same manner as heretofore conducted;

     5.2.2 Shall use its reasonable efforts to preserve intact its respective business organizations and goodwill, keep available the services of their respective officers and employees and maintain satisfactory relationships with those persons having business relationships with it;

     5.2.3 Shall not amend its Certificate of Incorporation or Bylaws or comparable governing instruments;

     5.2.4 Shall promptly notify the Purchaser of any breach of any representation or warranty contained herein or any Material Adverse Effect with respect to the Company;

     5.2.5 Shall promptly deliver to the Purchaser true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

     5.2.6 (A) Shall not, except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed pursuant to this Agreement, issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it existed on the date hereof and (B) shall not (x) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock or grant, confer or award any bonuses or other forms of cash incentives to any officer, director or key employee, (y) increase any compensation with any present or future officers, directors or key employees, grant any severance or termination pay to, or enter into any employment or severance agreement with any officer, director or key employee or amend any such existing agreement in any

- --------------------------------------------------------------------------------
material respect, or (z) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any material respect;

     5.2.7 Shall not (i) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or other ownership interests or (ii) directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock, or make any commitment for any such action;

     5.2.8 Shall not sell, lease, abandon or otherwise dispose of any of its assets or acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, except for purchases and sales of inventory in the ordinary course of business consistent with past practice;

     5.2.9 Shall not incur or guarantee any indebtedness for borrowed money or make any loans, advances or capital contributions to, or investments in, any other person, or issue or sell any debt securities, other than to the Company and other than borrowings under existing lines of credit in the ordinary course of business and other borrowings not exceeding $100,000 in the aggregate;

     5.2.10 Shall not mortgage or otherwise encumber or subject to any lien any of its properties or assets;

     5.2.11 Shall not make any change to its accounting (including tax accounting) methods, principles or practices, except as may be required by generally accepted accounting principles and except, in the case of tax accounting methods, principles or practices, in the ordinary course of business of the Company;

     5.2.12 Shall not make any commitment or enter into any contract or agreement or make any capital expenditure except for (x) customer purchase orders and purchases of raw materials used in the business of the Company agreed to or made in the ordinary course of business consistent with past practice, (y) any other commitment, contract and agreement involving aggregate payments to or by the Company not in excess of $100,000, providing for termination without notice by the Company on 90 or fewer days' notice, and made by the Company in the ordinary course of business consistent with past practice or (z) capital expenditures that individually or in the aggregate do not exceed $100,000;

     5.2.13 Shall not alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of the Company;

     5.2.14 Shall not revalue any of its assets, including, without limitation, writing down the value of its inventory or writing off notes or accounts receivable, other than in the ordinary course of business;

     5.2.15 Shall not make any tax election or settle or compromise any material income tax liability;

     5.2.16 Shall not settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby;

     5.2.17 Shall not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in, or contemplated by, the 1995 Year End Financial Statements (or the notes thereto) of the Company or incurred in the ordinary course of business consistent with past practice;

     5.2.18 Shall not, except in connection with the exercise of its fiduciary duties by the Board of Directors of the Company as set forth in SECTION 5.1, waive, amend or allow to lapse any term or condition of any confidentiality or "standstill" agreement to which the Company is a party;

- --------------------------------------------------------------------------------
     5.2.19 Shall not extend or renew its directors' and officers' liability insurance policy past the schedule expiration date of April 1, 1996, or purchase any new directors' and officers' liability insurance;

     5.2.20 Shall not extend credit at any time to ARISTECH CHEMICAL CORP. (a) on terms of more than thirty (30) days or (b) of more than two hundred twenty five thousand dollars ($225,000.00) in the aggregate in excess of the dollar value of work in progress as of the date of this Agreement, which amount is set forth in SCHEDULE 5.2.20 to this Agreement;

     5.2.21 Shall not expend or commit to expend any Company funds to purchase a fairness opinion with respect to the consideration to be paid in the Merger; and

     5.2.22 Shall not agree or otherwise commit to take any of the foregoing actions or take, or agree to take, any action which would result in a failure of the condition to Closing set forth in SECTION 6.3.1.

5.3 Meeting of the Company's Stockholders. The Company will take all action necessary in accordance with applicable law and its Certificate of Incorporation and Bylaws to convene a meeting of its stockholders as promptly as practicable to consider and vote upon the approval of this Agreement and the Merger. The Board of Directors of the Company shall recommend such approval and the Purchaser and the Company shall each take all lawful action to solicit such approval, including, without limitation, timely mailing the Proxy Statement (as defined in SECTION 5.7); provided, however, that such recommendation or solicitation is subject to any action (including any withdrawal or change of its recommendation) taken by, or upon authority of, the Board of Directors of the Company in the exercise of its good faith judgment based upon the advice of outside counsel as to its fiduciary duties to its stockholders imposed by law.

5.4 Filings, Other Action. Subject to the terms and conditions herein provided, the Company and the Purchaser shall: (a) promptly make their respective filings and thereafter make any other required submissions under the HSR Act; (b) use all reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; and (c) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of the Purchaser and the Company shall take all such necessary action.

5.5 Inspection of Records. From the date hereof to the Effective Time, the Company shall (i) allow all designated officers, attorneys, accountants and other representatives of the Purchaser reasonable access at all reasonable times to the offices, records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs, of the Company, (ii) furnish to the Purchaser's counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request, (iii) instruct its employees, counsel and financial advisors to cooperate with the Purchaser in the Purchaser's investigation of the business of the Company, and (iv) make its management personnel available for discussions with representatives of the Purchaser.

5.6 Publicity. The initial press release relating to this Agreement shall be a joint press release and thereafter the Company and the Purchaser shall not, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), issue any press release

- --------------------------------------------------------------------------------
or otherwise make any public statement with respect to the transactions contemplated hereby without the advance approval of the other party as to substance and timing. The parties will cooperate with each other to coordinate all such public statements and releases either party may make with respect to the transactions contemplated hereby.

5.7 Proxy Statement.

     5.7.1 The Company shall prepare and file with the SEC as soon as practicable a preliminary form of the proxy statement (the "Proxy Statement") to be mailed to the holders of Common Stock in connection with the meeting of such holders in connection with the Merger. The Company will cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act. The Company will use its reasonable best efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement to be cleared by the SEC. The Company will notify the Purchaser of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply the Purchaser with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement prior to its being filed with the SEC and shall give the Purchaser and its counsel the opportunity to review all amendments and supplement to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of the Company and the Purchaser agrees to use its reasonable best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC. As promptly as practicable after the Proxy Statement has been cleared by the SEC, the Company shall mail the Proxy Statement to the stockholders of the Company. If at any time prior to the approval of this Agreement by the Company's stockholders there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company will prepare and mail to its stockholders such an amendment or supplement.

     5.7.2 The Company agrees that the Proxy Statement and each amendment or supplement thereto at the time of mailing thereof and at the time of the meeting of stockholders of the Company will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by the Company in reliance upon and in conformity with written information concerning the Purchaser furnished to the Company by the Purchaser specifically for use in the Proxy Statement. The Purchaser agrees that the information concerning the Purchaser provided by it in writing for inclusion in the Proxy Statement and each amendment or supplement thereto, at the time of mailing thereof and at the time of the meeting of stockholders of the Company will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.8 Further Action. Each party hereto shall, subject to the fulfillment at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may be reasonably required to effect the Merger.

5.9 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses except as expressly provided herein.

5.10 Takeover Statute. If any "fair price", "moratorium", "control share acquisition" or other form of antitakeover statute or regulation shall become applicable to the transactions contemplated hereby or the

- --------------------------------------------------------------------------------
transactions contemplated by the Stock Option Agreements, the Company and the members of the Board of Directors of the Company shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby and the transactions contemplated by the Stock Option Agreement may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby and thereby.

5.11 Conduct of Business by Mergeco Pending the Merger. Prior to the Effective Time and subject to any applicable regulatory approvals, the Purchaser shall cause Mergeco to (a) perform its respective obligations under this Agreement in accordance with the terms hereof and thereof and take all other actions necessary or appropriate for the consummation of the transactions contemplated hereby and (b) not engage directly or indirectly in any business or activities of any type or kind whatsoever and not enter into any agreements or arrangements with any person or entity, or be subject to or be bound by any obligation or undertaking which is not contemplated by this Agreement.

5.12 Conveyance Taxes. The Company and the Purchaser shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time.

5.13 Directors' and Officers' Liability Coverage. For a period of two (2) years from and after the Effective Time, the Purchaser shall indemnify and defend each person insured under the Company's directors' and officers' liability insurance policy as in effect on the date hereof in such circumstances and in such manner as is provided by such directors' and officers' liability insurance policy, as if such policy had remained in effect up to, and for a period of two years after, the Effective Time.

ARTICLE 6
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
  CONDITIONS TO MERGER

6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

     6.1.1 This Agreement and the transactions contemplated hereby shall have been approved, in the manner required by applicable law or by the applicable regulations of any stock exchange or other regulatory body, as the case may be, by the holders of the issued and outstanding shares of capital stock of the Company.

     6.1.2 The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

     6.1.3 Neither of the parties hereto shall be subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

     6.1.4 All consents, authorizations, orders and approvals of (or filings or registrations with) any Governmental Entity required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time and except where the failure to

- --------------------------------------------------------------------------------
have obtained or made any such consent, authorization, order, approval, filing or registration would not have a Material Adverse Effect on the Purchaser or the Company following the Effective Time.

6.2 Conditions to Obligation of Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the conditions that:

     6.2.1 There shall have been no intentional or willful non-performance, in any material respect, by the Purchaser of its agreements contained in this Agreement required to be performed on or prior to the Closing Date nor shall there have been, in any material respect, any willfully or intentionally untrue representation or warranty of the Purchaser contained in this Agreement or in any document delivered in connection herewith.

     6.2.2 The Purchaser shall have performed its agreements contained in this Agreement required to be performed on or prior to the Closing Date, and the representations and warranties of the Purchaser contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing Date, except (i) for changes specifically permitted by this Agreement (ii) for non-performance or breaches which, separately or in the aggregate, would not have a Material Adverse Effect on the Company or on the ability of the parties to consummate the transactions contemplated by this Agreement and (iii) that those representations and warranties which address matters only as of a particular date shall remain true and correct, in all material respects, as of such date, and

     6.2.3 The Company shall have received a certificate of the President or a Vice President of the Purchaser, dated the Closing Date, certifying to the effect of the preceding SECTIONS 6.2.1 and 6.2.2.

6.3 Conditions to Obligation of Purchaser to Effect the Merger. The obligation of the Purchaser to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

     6.3.1 (i) There shall have been no intentional or willful non-performance, in any material respect, by the Company of its agreements contained in this Agreement required to be performed on or prior to the Closing Date nor shall there have been any willfully or intentionally untrue representation or warranty of the Company contained in this Agreement or in any document delivered in connection herewith, (ii) the Company shall have performed its agreements contained in this Agreement required to be performed on or prior to the Closing Date, and the representations and warranties of the Company contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing Date, except (A) for changes specifically permitted by this Agreement, (B) for non-performance or breaches which, separately or in the aggregate, would not have a Material Adverse Effect on the Company or the Purchaser or on the ability of the parties to consummate the transactions contemplated by this Agreement and (C) that those representations and warranties which address matters only as of a particular date shall remain true and correct, in all material respects, as of such date, and (iii) the Purchaser shall have received a certificate of the President or a Vice President of the Company, dated the Closing Date, certifying to the effect of the preceding clauses
     (i) and (ii).

     6.3.2 From the date of this Agreement through the Effective Time, there shall not have occurred any Material Adverse Change with respect to the Company, provided, however, that the loss of ARISTECH CHEMICAL CORP. as a customer of the Company as a result of the enforcement of restrictions contained in SECTION 5.2.20 shall not constitute a Material Adverse Change with respect to the Company.

     6.3.3 The Stock Option Agreements shall have remained in full force and effect through the Effective Time.

- --------------------------------------------------------------------------------
     6.3.4 After the Effective Time, no person shall have any right under any Company Option, or any Stock Plan or other plan, program or arrangement to acquire any equity securities of the Company.

     6.3.5 There shall not have been any action taken, or any statute, rule, regulation, order, judgment or decree proposed, enacted, promulgated, entered, issued, or enforced by any foreign or United States federal, state or local Governmental Entity, and there shall be no action, suit or proceeding pending which (i) makes this Agreement, the Merger, or any of the other transactions contemplated by this Agreement illegal or imposes or may impose material damages or penalties in connection therewith, (ii) requires the divestiture of a material portion of the business of the Purchaser and its Subsidiaries taken as a whole, or of the Company taken as a whole or of the Surviving Corporation and its Subsidiaries taken as a whole, (iii) imposes material limitations on the ability of the Purchaser effectively to exercise full rights of ownership of shares of capital stock of the Surviving Corporation (including the right to vote such shares on all matters properly presented to the stockholders of the Surviving Corporation) or makes the holding by the Purchaser of any such shares illegal or subject to any materially burdensome requirement or condition,
     (iv) requires the Purchaser, the Company, the Surviving Corporation or any of their respective material Subsidiaries or affiliates to cease or refrain from engaging in any material business, or (v) otherwise prohibits, restricts, or delays consummation of the Merger or any of the other transactions contemplated by this Agreement in any material respect or increases or may increase in any material respect the liabilities or obligations of the Purchaser or the Surviving Corporation arising out of this Agreement, the Merger, or any of the other transactions contemplated by this Agreement.

     6.3.6 The Company shall (i) have received the consents and approvals listed in SCHEDULE 6.3.6.1 in form and substance satisfactory to Purchaser and duly executed by the person or entity granting such consent or approval and
     (ii) have terminated on terms satisfactory to Purchaser the contracts, agreements and other arrangements set forth on SCHEDULE 6.3.6.2.

     6.3.7 The Company shall have provided the Purchaser with comfort letters from the Company's independent accountants, dated the mailing date of the Proxy Statement and the Effective Time of the Merger, in form and substances satisfactory to Purchaser.

     6.3.8 The Company shall have entered into employment and non-competition contracts with such key employees of the Company, in such durations and in such compensatory amounts as are shown on SCHEDULE 6.3.8, in form and substance satisfactory to Purchaser.

     6.3.9 The Company shall have provided the Purchaser with such certificates of the secretary of the Company, certified copies of notices of meetings and resolutions authorizing the Merger, bylaws and incumbency certificates as the Purchaser shall reasonably require.

     6.3.10 The Purchaser shall have obtained the consent to the Merger from Bank of America National Trust and Savings Association ("Bank of America") pursuant to that Credit Agreement by and among Spartech Corporation, Bank of America and the other financial institutions named therein dated as of August 15, 1995.

     6.3.11 The Purchaser shall be satisfied, in its sole and absolute discretion, with the results of its investigation and/or review of (a) the compliance by the Company with all applicable Environmental Laws, (b) any Releases of Hazardous Materials on owned or leased properties of the Company or in, on or affecting such properties or any surrounding site, and any notices or claims received by the Company under any Environmental Laws,
     (c) underground storage tanks located on any owned or leased properties of the Company, and (d) friable asbestos or asbestos-containing materials at, on or in the owned or leased properties of the Company.

ARTICLE 7
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
  TERMINATION

7.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the stockholders of the Company, by the mutual consent of the Purchaser and the Company.

7.2 Termination by Either Purchaser or Company. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of either the Purchaser or the Company if (a) the Merger shall not have been consummated by June 30, 1996, (b) the approval of the Company's stockholders required by
SECTION 6.1.1 shall not have been obtained at a meeting duly convened therefor or at any adjournment thereof, or (c) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this clause (c) shall have used all reasonable efforts to remove such injunction, order or decree; and provided, in the case of a termination pursuant to clause (a) above, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Merger by June 30, 1996.

7.3 Termination by Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the adoption and approval by the stockholders of the Company referred to in SECTION 6.1.1, by action of the Board of Directors of the Company, if (a) there is an Alternative Proposal which is not subject to the arrangement of financing (other than securities of an acquiror to be issued to holders of shares of Common Stock in an acquisition thereof by merger or consolidation) and that the Board of Directors of the Company in good faith determines (in consultation with its financial advisors) represents a financially superior transaction for the stockholders of the Company as compared to the Merger and in the exercise of its good faith judgment as to its fiduciary duties to its stockholders imposed by law, as advised by outside counsel, the Board of Directors of the Company determines that such termination is required by reason of such Alternative Proposal being made; provided that the Company shall notify the Purchaser promptly of its intention to terminate this Agreement or enter into a definitive agreement with respect to any Alternative Proposal (which notice shall describe the material terms of such definitive agreement), but in no event shall such notice be given less than 48 hours prior to the public announcement of the Company's termination of this Agreement; and provided further that the right to terminate this Agreement pursuant to this clause shall not be available if there has been a non-performance or breach by the Company which has or would reasonably be expected to have resulted in a failure of condition under SECTION
6.3.1 hereof, or (b) there has been a non-performance or breach by the Purchaser which has or would reasonably be expected to have resulted in a failure of condition under SECTION 6.2. Notwithstanding the foregoing, the Company's ability to terminate this Agreement pursuant to SECTION 7.2 or this SECTION 7.3 is conditioned upon the prior payment by the Company of any amounts owed by it pursuant to SECTIONS 7.5.1 AND 7.6 to the extent owed thereunder.

7.4 Termination by Purchaser. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the stockholders of the Company referred to in SECTION 6.1.1, by action of the Board of Directors of the Purchaser, if (a) the Board of Directors of the Company shall have withdrawn or modified in a manner materially adverse to the Purchaser its approval or recommendation of this Agreement or the Merger or shall have recommended an Alternative Proposal to the Company's stockholders,
(b) there has been a non-performance or breach by the Company which has or would reasonably be expected to have resulted in a failure of condition under SECTION 6.3.

- --------------------------------------------------------------------------------
7.5 Effect of Termination and Abandonment.

     7.5.1 In the event that any person shall have made an Alternative Proposal for the Company and (i) thereafter this Agreement is terminated pursuant to
     SECTION 7.3 or SECTION 7.4 or (ii) this Agreement is terminated for any other reason (other than the breach of this Agreement by the Purchaser) and, in the case of this clause (ii) only, a transaction contemplated by such Alternative Proposal is consummated on or before July 20, 1996 (either of the foregoing events being called a "Payment Event"), then the Company shall pay the Purchaser a fee of $250,000, which amount shall be payable by wire transfer of same day funds either on the date contemplated in the last sentence of SECTION 7.2 if applicable or, otherwise, within two business days after such amount becomes due. The Company acknowledges that the agreements contained in this SECTION 7.5.1 AND 7.6 are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, the Purchaser would not enter into this Agreement. If the Company fails to promptly pay the amount due pursuant to this SECTION 7.5.1 AND 7.6, and, in order to obtain such payment, the Purchaser commences a suit which results in a judgment against the Company for the fees set forth in this SECTION 7.5.1 AND 7.6, the Company shall pay to the Purchaser its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the rate of 12% per annum.

     7.5.2 In the event of termination of this Agreement and the abandonment of the Merger pursuant to this ARTICLE 7, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this SECTION 7.5 AND 7.6 and except for the provisions of SECTIONS 5.9, 8.3, 8.4, 8.6, 8.8, 8.9, 8.10, 8.12 and 8.13. Moreover, in the event of termination of this Agreement pursuant to SECTIONS 7.2, 7.3 or 7.4 (other than any termination in which a fee is paid by the Company to the Purchaser in accordance with SECTION 7.5.1, in which case the termination fee provided therein and the reimbursement required under SECTION 7.6 shall be the Purchaser's sole and exclusive remedy), nothing herein shall prejudice the ability of the non-breaching party from seeking damages from any other party for any willful breach of any material provision of this Agreement, including without limitation, attorneys' fees and the right to pursue any remedy at law or in equity.

7.6 Purchaser shall pay all filing fees in connection with the filing required under the HSR Act, provided, however, that if this Agreement is terminated for any reason, the Company will reimburse Purchaser for 50% of such fees.

7.7 Extension, Waiver. At any time prior to the Effective Time, any party hereto, by action taken by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

ARTICLE 8
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
  GENERAL PROVISIONS

8.1 Nonsurvival of Representations, Warranties and Agreements. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall be deemed to the extent expressly provided herein to be conditions to the Merger and shall not survive the Merger, provided, however, that the agreements contained in ARTICLE 2 and this ARTICLE 8 shall survive the Merger and SECTIONS 7.5 AND 7.6 shall survive termination.

- --------------------------------------------------------------------------------
8.2 Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission and by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

If to the Purchaser:
  Spartech Corporation
  7733 Forsyth, Suite 1450
  Clayton, Missouri 63105
  Attn: David B. Mueller
  Facsimile: 314-721-1447

If to the Company:
  Portage Industries Corporation
  1325 Adams Street
  Portage, Wisconsin 53901
  Attn: Anthony J. Lisauskas
  Facsimile: 608-742-5707

With copies to:
  Armstrong, Teasdale, Schlafly & Davis
  One Metropolitan Square, Suite 2600
  St. Louis, Missouri 63102
  Attn: Albert F. Bender, III
  Facsimile: 314-621-5065

With copies to:
  Michael Best & Friedrich
  100 East Wisconsin Avenue
  Milwaukee, Wisconsin 53202
  Attn: Jerome H. Kringel
  Facsimile: 414-277-0656

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

8.3 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

8.4 Entire Agreement. This Agreement, the Exhibits, the Schedules, the letter agreement dated December 14, 1995, between the Purchaser and Mesirow Financial, and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

8.5 Amendment. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, at any time before or after approval of matters presented in connection with the Merger by the stockholders of the Company, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

8.6 Governing Law. Except to the extent that Delaware law is mandatorily applicable to the Merger and the rights of the stockholders of the Company and the Purchaser, this Agreement shall be governed by, and construed in accordance with the laws of the State of Missouri applicable to contracts executed and to be performed entirely within that state without regard to the conflicts of laws principles thereof.

8.7 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

8.8 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

8.9 Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

8.10 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

8.11 Incorporation of Exhibits and Schedules. The Exhibits and Schedules attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

8.12 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

8.13 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to obtain an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof. The parties hereto irrevocably consent to service of process in the manner described in SECTION 8.2 hereof, AND EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY SUIT OR PROCEEDING BROUGHT TO ENFORCE OR INTERPRET THIS AGREEMENT.

IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

"Purchaser"                           SPARTECH CORPORATION

                                      By:
                                      ------------------------------------------

"Mergeco"                             SPARTECH PLASTICS, INC.

                                      By:
                                      ------------------------------------------

"Company"                             PORTAGE INDUSTRIES CORPORATION

                                      By:
                                      ------------------------------------------

EXHIBIT B

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
  SEC. 262  APPRAISAL RIGHTS.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251, Section 252, Section 254, Section 257, Section 258,
Section 263 or Section 264 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsections (f) or (g) of Section 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Section
     Section 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

        a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

        b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

        c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

        d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

sec. 262  APPRAISAL RIGHTS. (Continued)
- --------------------------------------------------------------------------------
     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to Section 228 or 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation.
Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders sec. 262  APPRAISAL RIGHTS. (Continued)
- --------------------------------------------------------------------------------
of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, sec. 262  APPRAISAL RIGHTS. (Continued)
- --------------------------------------------------------------------------------
including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

EXHIBIT C

SHAREHOLDER OPTION AGREEMENT
- --------------------------------------------------------------------------------

This Shareholder Option Agreement (the "Agreement") is entered into this 26th day of January, 1996 by and between ALLSTATE INSURANCE COMPANY ("Shareholder") and SPARTECH CORPORATION, a Delaware corporation ("Optionee").

WITNESSETH:

WHEREAS, Optionee has entered into a letter of intent dated January 22, 1996 (the "Letter of Intent") with Portage Industries Corporation, a Delaware corporation ("Portage"), providing for the purchase by Optionee of all outstanding Portage Common Stock at a price of $6.60 per share; and

WHEREAS, the transaction is expected to be structured as a cash merger (the "Merger"); and

WHEREAS, Shareholder owns 459,660 shares of Portage Common Stock (the "Optioned Shares"); and

WHEREAS, Shareholder desires to induce Optionee to proceed with the Merger.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in consideration of $1.00 and such other valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Grant and Exercise of Option. Shareholder hereby grants Optionee an irrevocable option (the "Option") to purchase all of its Optioned Shares during the Exercise Period (as defined below) at a price in cash of $6.60 per share, or such higher price as may be offered by Optionee pursuant to the Merger. On the terms and subject to the conditions of this Agreement, Optionee may exercise the Option in whole, but not in part, at any time during the Exercise Period. To exercise the Option, Optionee shall give written notice to Shareholder specifying a place and date for the closing which date shall not be later than ten business days from the date of such notice and may be one day after the delivery of such notice or earlier if reasonably practicable. The giving of such notice shall create a binding obligation of Optionee to buy and of Shareholder to sell the Optioned Shares on the closing date. For the purposes of this Agreement, the "Exercise Period" shall mean the period commencing on the date hereof and extending for a period of 120 days thereafter.

2. Closing. At the closing (the "Closing") of the purchase of Optioned Shares:

     (a) against delivery of Shareholder's Optioned Shares, Optionee shall pay to Shareholder the aggregate purchase price for such Optioned Shares by bank cashier's check or by wire transfer to a bank designated by Shareholder; and

     (b) Shareholder shall deliver to Optionee a duly-executed certificate or certificates representing all of the Optioned Shares, together with stock powers endorsed in blank, relating to such certificates and, if requested by Optionee, an irrevocable proxy, duly executed by Shareholder, authorizing such persons as Optionee shall designate to act for Shareholder as its lawful agent, attorney and proxy, with full power of substitution, to vote in such manner as such agent, attorney and proxy or its substitute shall in its sole discretion deem proper, and otherwise act with respect to the Optioned Shares which Shareholder is entitled to vote at any meeting (whether annual or special and whether or not an adjourned meeting) of Portage's Shareholder or otherwise, and revoking any prior proxies granted by Shareholder with respect to the Optioned Shares.

3. Covenants of Shareholder. During the period from the date of this Agreement until the termination of the Option, except in accordance with the provisions of this Agreement, Shareholder agrees that it will not:

     (a) sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of any Optioned Shares;

     (b) grant any proxies, deposit any Optioned Shares into a voting trust or enter into a voting agreement with respect to any Optioned Shares; or

     (c) solicit or encourage any party, other than Optionee, to acquire or offer to acquire Portage, any of its stock or a material portion of the Portage's assets or business;

4. Representations and Warranties of Shareholder. Shareholder represents and warrants to Optionee as follows:

     (a) Shareholder owns the number of Optioned Shares specified in the recitals of this Agreement and has the right, power and authority to execute and deliver this Agreement and to sell the Optioned Shares; such execution, delivery and sale will not violate or breach any outstanding agreement or instrument to which Shareholder is a party; and this Agreement constitutes a valid and binding agreement on the part of Shareholder, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditor's rights generally;

     (b) the Optioned Shares will at the Closing be held by Shareholder, or by a custodian for the account of the Shareholder, free and clear of all liens, claims, encumbrances and security interests with respect to the ownership or voting of the Optioned Shares or otherwise, other than pursuant to this Agreement;

     (c) upon purchase of the Optioned Shares, Optionee shall receive good and marketable title to the Optioned Shares, free and clear of all liens, claims, encumbrances and security interests.

5. Representations and Warranties of Optionee. Optionee represents and warrants to Shareholder that it has the right, power and authority to execute and deliver this Agreement and to purchase the Optioned Shares; such execution and delivery, and such purchase, if any, will not violate or breach any outstanding agreement or instrument to which Optionee is a party; and this Agreement constitutes the valid and binding agreement on the part of Optionee, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditor's rights generally.

6. Permitted Sale. If Optionee or any of its affiliates commences a tender or exchange offer for shares of Portage, Shareholder may tender or sell its Optioned Shares pursuant thereto, notwithstanding any provision of this Agreement to the contrary. Upon the purchase of such Optioned Shares, pursuant to such tender or exchange offer, Shareholder's obligations under this Agreement with respect to such purchased shares shall terminate.

7. Termination. In the event that Optionee determines not to proceed with the Merger or to otherwise acquire all of the outstanding shares of Portage Common Stock, and communicates the same to Portage pursuant to the terms of the Letter of Intent or the definitive merger agreement, this Agreement shall immediately terminate without liability to either party, except that the obligations contained in Article 14 shall survive.

8. Adjustments. In the event of any increase or decrease or other change in the stock of Portage by reason of stock dividends, split-up, recapitalizations, combinations, exchanges of shares or the like, the number of Portage shares subject to the Option and the exercise price per Optioned Share shall be adjusted appropriately.

9. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Missouri.

10. Further Assurances. Each party hereto shall perform such further acts and execute such further documents as may reasonably be required to carry out the provisions of this Agreement, including instruments necessary or desirable to complete the transfer, sale and assignment of the Optioned Shares.

11. Assignment. This Agreement may not be assigned by any party hereto, except that Optionee may assign to one or more of its affiliates any and all of the rights and obligations of Optionee under this Agreement, including, without limitation, the right to substitute in its place such affiliates as the Optionee may designate.

12. Remedies. The parties agree that the Optioned Shares are unique and that legal remedies for breach of this Agreement will be inadequate and that this Agreement may be enforced by injunctive or other equitable relief.

13. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed duly given if delivered in person, by cable, telex, telecopy or telegram or by registered or certified mail, postage prepaid addressed as follows:

To Optionee:                     Spartech Corporation
                                 7733 Forsyth, Suite 1450
                                 Clayton, Missouri 63105-1817
                                 Attention: David B. Mueller
With copies to:                  Armstrong, Teasdale, Schlafly & Davis
                                 One Metropolitan Square, Suite 2700
                                 St. Louis, Missouri 63102-2740
                                 Attention: Albert F. Bender, III, Esq.
To Shareholder:                  Allstate Insurance Company
                                 Allstate Plaza South, Ste. G5B
                                 Northbrook, Illinois 60062
                                 Attn: Venture Capital Division,
                                 D. O'Connell

14. Effect of Invalidity. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

15. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

16. Entire Agreement; Binding Effect; Benefits. This Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both parties. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to or shall confer on any person other than the parties hereto and their respective heirs, legal representatives and successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

17. Expenses. Each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the day and year first above written.

                                      Optionee:

                                      SPARTECH CORPORATION

                                      By:
                                      ------------------------------------------

                                      Title:
                                      ------------------------------------------

                                      Shareholder:

                                      ALLSTATE INSURANCE COMPANY

                                      By:
                                      ------------------------------------------

                                      Title: Authorized Signatory

                                      By:
                                      ------------------------------------------

                                      Title: Authorized Signatory

EXHIBIT D

SHAREHOLDER OPTION AGREEMENT
- --------------------------------------------------------------------------------

This Shareholder Option Agreement (the "Agreement") is entered into this 26th day of January, 1996 by and between MADISON ALLEN SELF ("Shareholder") and SPARTECH CORPORATION, a Delaware corporation ("Optionee").

WITNESSETH:

WHEREAS, Optionee has entered into a letter of intent dated January 22, 1996 (the "Letter of Intent") with Portage Industries Corporation, a Delaware corporation ("Portage"), providing for the purchase by Optionee of all outstanding Portage Common Stock at a price of $6.60 per share; and

WHEREAS, the transaction is expected to be structured as a cash merger (the "Merger"); and

WHEREAS, Shareholder owns 324,500 shares of Portage Common Stock (the "Optioned Shares"); and

WHEREAS, Shareholder desires to induce Optionee to proceed with the Merger.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in consideration of $1.00 and such other valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Grant and Exercise of Option. Shareholder hereby grants Optionee an irrevocable option (the "Option") to purchase all of his Optioned Shares during the Exercise Period (as defined below) at a price in cash of $6.60 per share, or such higher price as may be offered by Optionee pursuant to the Merger. On the terms and subject to the conditions of this Agreement, Optionee may exercise the Option in whole, but not in part, at any time during the Exercise Period. To exercise the Option, Optionee shall give written notice to Shareholder specifying a place and date for the closing which date shall not be later than ten business days from the date of such notice and may be one day after the delivery of such notice or earlier if reasonably practicable. The giving of such notice shall create a binding obligation of Optionee to buy and of Shareholder to sell the Optioned Shares on the closing date. For the purposes of this Agreement, the "Exercise Period" shall mean the period commencing on the date hereof and extending for a period of 120 days thereafter.

2. Closing. At the closing (the "Closing") of the purchase of Optioned Shares:

     (a) against delivery of Shareholder's Optioned Shares, Optionee shall pay to Shareholder the aggregate purchase price for such Optioned Shares by bank cashier's check or by wire transfer to a bank designated by Shareholder; and

     (b) Shareholder shall cause to be delivered to Optionee a duly executed certificate or certificates representing all of the Optioned Shares, together with stock powers endorsed in blank, relating to such certificates (or at Optionee's request the shares which are currently held in street name, may be delivered as instructed by Optionee through the facilities of the Depository Trust Company) and, if requested by Optionee, an irrevocable proxy, duly executed by Shareholder, authorizing such persons as Optionee shall designate to act for Shareholder as his lawful agent, attorney and proxy, with full power of substitution, to vote in such manner as such agent, attorney and proxy or its substitute shall in its sole discretion deem proper, and otherwise act with respect to the Optioned Shares which Shareholder is entitled to vote at any meeting (whether annual or special and whether or not an adjourned meeting) of Portage's Shareholder or otherwise, and revoking any prior proxies granted by Shareholder with respect to the Optioned Shares.

3. Covenants of Shareholder. During the period from the date of this Agreement until the termination of the Option, except in accordance with the provisions of this Agreement, Shareholder agrees that he will not:

     (a) sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of any Optioned Shares;

     (b) grant any proxies, deposit any Optioned Shares into a voting trust or enter into a voting agreement with respect to any Optioned Shares; or

     (c) solicit or encourage any party, other than Optionee, to acquire or offer to acquire Portage, any of his stock or a material portion of the Portage's assets or business;

4. Representations and Warranties of Shareholder. Shareholder represents and warrants to Optionee as follows:

     (a) Shareholder owns the number of Optioned Shares specified in the recitals of this Agreement and has the right, power and authority to execute and deliver this Agreement and to sell the Optioned Shares; such execution, delivery and sale will not violate or breach any outstanding agreement or instrument to which Shareholder is a party; and this Agreement constitutes a valid and binding agreement on the part of Shareholder, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditor's rights generally;

     (b) the Optioned Shares will at the Closing be held by Shareholder, or by a custodian for the account of the Shareholder, free and clear of all liens, claims, encumbrances and security interests with respect to the ownership or voting of the Optioned Shares or otherwise, other than pursuant to this Agreement;

     (c) upon purchase of the Optioned Shares, Optionee shall receive good and marketable title to the Optioned Shares, free and clear of all liens, claims, encumbrances and security interests.

5. Representations and Warranties of Optionee. Optionee represents and warrants to Shareholder that it has the right, power and authority to execute and deliver this Agreement and to purchase the Optioned Shares; such execution and delivery, and such purchase, if any, will not violate or breach any outstanding agreement or instrument to which Optionee is a party; and this Agreement constitutes the valid and binding agreement on the part of Optionee, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditor's rights generally.

6. Permitted Sale. If Optionee or any of its affiliates commences a tender or exchange offer for shares of Portage, Shareholder may tender or sell his Optioned Shares pursuant thereto, notwithstanding any provision of this Agreement to the contrary. Upon the purchase of such Optioned Shares, pursuant to such tender or exchange offer, Shareholder's obligations under this Agreement with respect to such purchased shares shall terminate.

7. Termination. In the event that Optionee determines not to proceed with the Merger or to otherwise acquire all of the outstanding shares of Portage Common Stock, and communicates the same to Portage pursuant to the terms of the Letter of Intent or the definitive merger agreement, this Agreement shall immediately terminate without liability to either party, except that the obligations contained in Article 14 shall survive.

8. Adjustments. In the event of any increase or decrease or other change in the stock of Portage by reason of stock dividends, split-up, recapitalizations, combinations, exchanges of shares or the like, the number of Portage shares subject to the Option and the exercise price per Optioned Share shall be adjusted appropriately.

9. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Missouri.

10. Further Assurances. Each party hereto shall perform such further acts and execute such further documents as may reasonably be required to carry out the provisions of this Agreement, including instruments necessary or desirable to complete the transfer, sale and assignment of the Optioned Shares.

11. Assignment. This Agreement may not be assigned by any party hereto, except that Optionee may assign to one or more of its affiliates any and all of the rights and obligations of Optionee under this Agreement, including, without limitation, the right to substitute in its place such affiliates as the Optionee may designate.

12. Remedies. The parties agree that the Optioned Shares are unique and that legal remedies for breach of this Agreement will be inadequate and that this Agreement may be enforced by injunctive or other equitable relief.

13. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed duly given if delivered in person, by cable, telex, telecopy or telegram or by registered or certified mail, postage prepaid addressed as follows:

To Optionee:                     Spartech Corporation
                                 7733 Forsyth, Suite 1450
                                 Clayton, Missouri 63105-1817
                                 Attention: David B. Mueller
With copies to:                  Armstrong, Teasdale, Schlafly & Davis
                                 One Metropolitan Square, Suite 2700
                                 St. Louis, Missouri 63102-2740
                                 Attention: Albert F. Bender, III, Esq.
To Shareholder:                  Madison Allen Self
                                 Tioga International, Inc.
                                 1440 Huntington Drive
                                 Calumet City, Illinois 60409
With copies to:                  Stephen A. Tsoris, Esq.
                                 McDermott, Will & Emery
                                 227 West Monroe
                                 Chicago, Illinois 60606

14. Effect of Invalidity. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

15. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

16. Entire Agreement; Binding Effect; Benefits. This Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both parties. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to or shall confer on any person other than the parties hereto and their respective heirs, legal representatives and successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

17. Expenses. Each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, except that Optionee shall reimburse

Shareholder for up to $2,000 of the legal fees incurred by Shareholder in connection with the negotiation of this Agreement.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the day and year first above written.

                                      Optionee:

                                      SPARTECH CORPORATION

                                      By:
                                      ------------------------------------------

                                      Title:
                                      ------------------------------------------

                                      Shareholder:

                                      ------------------------------------------
                                      Madison Allen Self

APPENDIX

PORTAGE INDUSTRIES CORPORATION
- --------------------------------------------------------------------------------
1325 Adams Street
Portage, WI 53901
(608) 742-7123

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
- --------------------------------------------------------------------------------


The undersigned hereby appoints Robert L. Lestina, Jr. and Anthony J. Lisauskas, and each of them, as Proxies, each with the power to appoint his substitute; and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Portage Industries Corporation (the "Company") held of record by the undersigned on April 1, 1996, at the Special Meeting of Stockholders to be held on May 9, 1996 and at any adjournment thereof.



1. On the proposal to approve the merger ("Merger") of the Company with a wholly-owned subsidiary of Spartech Corporation pursuant to an Agreement and Plan of Merger dated February 22, 1996, as described in the accompanying proxy statement.


             / / FOR the Merger   / / AGAINST the Merger   / / ABSTAIN

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                (Continued and to be signed on the reverse side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE MERGER.

                                      Dated             , 1996

                                      ------------------------------------------
                                      Signature

                                      ------------------------------------------
                                      Signature if held jointly

(Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, personal representative, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

                                        2